UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☑	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HOLLY ENERGY PARTNERS, L.P.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Holly Energy Partners, L.P.

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

[•], 2012

To our common unitholders:

You are cordially invited to attend a special meeting of the common unitholders of Holly Energy Partners, L.P. (the “Partnership”) to be held on [•], 2012, at 8:30 a.m., Dallas, Texas time, at 2727 N. Harwood, 5th Floor, Dallas, Texas 75201. The board of directors of Holly Logistic Services, L.L.C. (the “Company”), the general partner of HEP Logistics Holdings, L.P. (the “General Partner”), our general partner, which we refer to as our board of directors, has called the special meeting. At this important meeting, you will be asked to consider and vote upon the following proposals:

•

a proposal (the “LTIP Proposal”) to approve an amendment and restatement of the Holly Energy Partners, L.P. Long-Term Incentive Plan (as it has been amended from time to time, the “LTIP”), which, among other things, provides for an increase in the maximum number of common units reserved and available for delivery with respect to awards under the LTIP to 1,250,000 common units; and

•

a proposal (the “Adjournment Proposal”) to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the LTIP Proposal.

Our board of directors has unanimously approved the amendment and restatement of the LTIP (the “Restated LTIP”). Our board of directors believes that the Restated LTIP is in the best interests of our unitholders and the Partnership and unanimously recommends that the common unitholders approve the Restated LTIP.

The LTIP currently permits us to deliver a maximum of 350,000 of our common units with respect to awards under the LTIP. As of December 31, 2011, awards for 289,396 common units had been delivered with respect to awards under the LTIP and 60,604 common units remained available for future delivery with respect to awards under the LTIP. We expect substantially all of these remaining common units will be delivered in 2012 and, therefore, we are seeking approval to provide for, among other things, additional common units for future delivery with respect to awards granted to employees, consultants, and directors of the Company or its affiliates under the LTIP. A copy of the Restated LTIP is attached to this proxy statement as Exhibit A.

Your vote is very important. Even if you plan to attend the special meeting, we urge you to promptly vote your common units electronically, via the Internet or by telephone, or by submitting your marked, signed and dated proxy card. You will retain the right to revoke your proxy at any time before the vote, or to vote your common units personally if you attend the special meeting. The proxy provides common unitholders the opportunity to vote on the LTIP Proposal and the Adjournment Proposal. Voting your common units electronically, via the Internet or by telephone, or by submitting a proxy card will not prevent you from attending the special meeting and voting in person. Please note, however, that if you hold your common units through a broker or other nominee, and you wish to vote in person at the special meeting, you must obtain from your broker or other nominee a proxy issued in your name.

The Restated LTIP will not be effective unless approved by the common unitholders. A quorum of more than 50% of our outstanding common units present in person or by proxy will permit us to conduct the proposed business at the special meeting. Our partnership agreement does not require that we present the Restated LTIP to our common unitholders for approval. However, under the rules of the New York Stock Exchange, the Restated LTIP requires the approval of a majority of the votes cast by our common unitholders, provided that the total votes cast on the LTIP Proposal represents at least 50% of all common units entitled to vote. Approval of the Adjournment Proposal requires the approval of a majority of the votes cast of the outstanding common units represented either in person or by proxy at the special meeting.

Our board of directors unanimously recommends that the common unitholders vote “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

I urge you to review carefully the attached proxy statement, which contains detailed descriptions of the LTIP Proposal and the Adjournment Proposal to be voted upon at the special meeting.

Sincerely,

MATTHEW P. CLIFTON

Chief Executive Officer and President of

Holly Logistic Services, L.L.C.

on behalf of Holly Energy Partners, L.P.

HOLLY ENERGY PARTNERS, L.P.

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

NOTICE OF SPECIAL MEETING OF COMMON UNITHOLDERS

To Be Held On [•], 2012

To our common unitholders:

A special meeting of our common unitholders will be held on [•], 2012, at 8:30 a.m., Dallas, Texas time, at 2727 N. Harwood, 5th Floor, Dallas, Texas 75201. At the meeting, our common unitholders will act on a proposal (the “LTIP Proposal”) to approve an amendment and restatement of the Holly Energy Partners, L.P. Amended and Restated Long-Term Incentive Plan (as it has been amended from time to time, the “LTIP”), which, among other things, provides for an increase in the maximum number of common units reserved and available for delivery with respect to awards under the LTIP to 1,250,000 common units. A copy of the amendment and restatement of the LTIP (the “Restated LTIP”) is attached to this proxy statement as Exhibit A. Our common unitholders will also act on a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the Restated LTIP (the “Adjournment Proposal”).

The form of proxy provides common unitholders the opportunity to vote on the LTIP Proposal. The Restated LTIP will not become effective unless approved by the common unitholders. A quorum of more than 50% of our outstanding common units present in person or by proxy will permit us to conduct the proposed business at the special meeting. Our partnership agreement does not require that we submit the Restated LTIP to common unitholders for a vote. However, under the rules of the New York Stock Exchange, the Restated LTIP requires the approval of a majority of the votes cast by our common unitholders, provided that the total votes cast on the LTIP Proposal represent at least 50% of all common units entitled to vote. Approval of the Adjournment Proposal requires the approval of a majority of the votes cast of the outstanding common units represented either in person or by proxy at the special meeting.

We have set the close of business on [•], 2012 as the record date for determining which common unitholders are entitled to receive notice of and to vote at the special meeting and any postponements or adjournments thereof. A list of common unitholders entitled to vote is on file at our principal offices, 2828 N. Harwood, Suite 1300, Dallas, Texas 75201, and will be available for inspection by any unitholder during the meeting.

Our board of directors unanimously recommends that the common unitholders vote “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

Your Vote is Very Important. If you cannot attend the special meeting, you may vote your common units electronically, via the Internet or by telephone, or by mailing the proxy card in the enclosed postage-prepaid envelope. Any common unitholder attending the meeting may vote in person, even though he or she already has returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS

OF HOLLY LOGISTIC SERVICES, L.L.C.,

the general partner of HEP LOGISTICS HOLDINGS, L.P.,

the general partner of HOLLY ENERGY PARTNERS, L.P.

MATTHEW P. CLIFTON

Chief Executive Officer and President

Holly Logistic Services, L.L.C.

Dallas, Texas

[•], 2012

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED [•], 2012. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE

SPECIAL MEETING TO BE HELD ON [•], 2012

The Notice of Special Meeting of Common Unitholders and the Proxy Statement for

the Special Meeting of Common Unitholders are available at http://www.proxyvote.com.

i

HOLLY ENERGY PARTNERS, L.P.

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

PROXY STATEMENT

SPECIAL MEETING OF COMMON UNITHOLDERS

[•], 2012

This proxy statement contains information related to the special meeting of common unitholders of Holly Energy Partners, L.P. (the “Partnership”) and any postponements or adjournments thereof. This proxy statement and the accompanying form of proxy are first being mailed to our common unitholders on or about [•], 2012.

QUESTIONS AND ANSWERS

The following is qualified in its entirety by the more detailed information contained in or incorporated by reference in this proxy statement. Common unitholders are urged to read carefully this proxy statement in its entirety. FOR ADDITIONAL COPIES OF THIS PROXY STATEMENT OR PROXY CARDS, OR IF YOU HAVE ANY QUESTIONS ABOUT THE SPECIAL MEETING, CONTACT our Investor Relations Department at (214) 871-3555 or write to Investor Relations, Holly Energy Partners, L.P., 2828 N. Harwood, Suite 1300, Dallas, Texas 75201.

Q: What is the purpose of the special meeting?

A:

At the special meeting, our common unitholders will act upon a proposal (the “LTIP Proposal”) to approve an amendment and restatement of the Holly Energy Partners, L.P. Long-Term Incentive Plan (as it has been amended from time to time, the “LTIP”), which, among other things, provides for an increase in the maximum number of common units reserved and available for delivery with respect to awards under the LTIP to 1,250,000 common units. A copy of the amended and restated LTIP (the “Restated LTIP”) is attached to this proxy statement as Exhibit A. Our common unitholders will also act on a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the Restated LTIP (the “Adjournment Proposal”).

Q:	When and where is the special meeting?

A:	The special meeting will be held on [•], 2012, at 8:30 a.m., Dallas, Texas time, at 2727 N. Harwood, 5th Floor, Dallas, Texas 75201.

The special meeting may be adjourned to another date and/or place for any proper purposes (including, without limitation, for the purpose of soliciting additional proxies). However, our partnership agreement also provides that, in the absence of a quorum, the special meeting may be adjourned from time to time by the affirmative vote of a majority of the outstanding common units represented either in person or by proxy.

Q:	Who is soliciting my proxy?

A:

HEP Logistics Holdings, L.P., our general partner (the “General Partner”), is sending you this proxy statement in connection with its solicitation of proxies for use at our special meeting of common unitholders. Certain directors, officers and employees of Holly Logistic Services, L.L.C., the general partner of the General Partner, may also solicit proxies on our behalf by mail, phone, fax or in person.

Q:	Who is entitled to vote at the special meeting?

A:

All common unitholders who owned our common units at the close of business on the record date, [•], 2012, are entitled to receive notice of the special meeting and to vote the common units that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting. Each common unitholder that attends the special meeting in person may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Q:	What is the recommendation of the board of directors?

A:

The board of directors recommends that you vote “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal. In addition, on February 10, 2012, (i) the compensation committee of our board of directors unanimously recommended that our board of directors approve and (ii) our board of directors, including each of our directors who meet the independence requirements of the New York Stock Exchange (the “NYSE”), unanimously approved the Restated LTIP.

Q:	How do I vote?

A:

If you are a unitholder of record, you may vote your common units by proxy in advance of the special meeting. You may also attend the special meeting and vote your common units in person. Even if you plan to attend the special meeting, please vote your proxy in advance of the special meeting (by Internet, telephone or mail, as described below) as soon as possible so that your common units may be represented at the special meeting.

•

Internet. You may visit the Internet web site address listed on your proxy card. Internet voting procedures have been established to verify your identity and to confirm your voting instructions. Please have your proxy card available when you visit the Internet web site address.

•

Telephone. You may call the toll-free telephone number listed on your proxy card. Telephone voting procedures have been established to verify your identity, to allow you to provide proxy voting instructions and to confirm that your instructions were accurately recorded. Please have your proxy card available when you call.

•	Mail. You may mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope.

Internet and telephone voting will be available to unitholders of record 24 hours a day until 11:59 p.m. Eastern Time on [•], 2012. If you use the Internet or the toll-free telephone number to provide your proxy voting instructions, you do not need to mail in your proxy card. If you mail in your proxy card, it must be received by the Partnership before the voting polls close at the special meeting.

If you are a beneficial owner of common units held in street name, you must either direct your broker or other nominee as to how to vote your common units, or obtain a “legal” proxy from your broker or other nominee to vote at the special meeting. Please refer to the voter instruction cards used by your broker or other nominee for specific instructions on methods of voting.

Q:	What do I do if I want to change my vote?

A:	If you are a unitholder of record, you may change your vote at any time before the voting polls close at the special meeting by:

•	submitting a proxy with new voting instructions using the Internet or telephone voting system at any time prior to 11:59 p.m. Eastern Time on [•], 2012;

•	delivering a later-dated, executed proxy card to the Secretary of Holly Logistic Services, LLC (the “Company”), the general partner of our General Partner;

•	delivering a written notice of revocation of your proxy to the Secretary of the Company; or

•	attending the special meeting and voting in person. Please note that attendance at the special meeting will not by itself revoke a previously granted proxy.

If you are a beneficial owner of common units held in street name and you have instructed your broker or other nominee to vote your common units, you must follow the procedure your broker or other nominee provides to change those instructions. You may also vote in person at the special meeting if you obtain a “legal” proxy from your broker or other nominee.

Q:	What constitutes a quorum?

A:

If more than 50% of our outstanding common units on the record date are present in person or by proxy at the special meeting, such units will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your common units will be counted as present at the special meeting if you:

•	are present and vote in person at the meeting; or

•	have submitted a properly executed proxy.

Proxies received but marked as abstentions will be counted as common units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding common units in “street name” indicating that the broker or other nominee does not have discretionary authority as to certain common units to vote on the proposals (a “broker non-vote”), such common units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote.

Q:	What vote is required to approve the proposals?

A:

Under the New York Stock Exchange Listed Company Manual (“NYSE Manual”), the Restated LTIP requires the approval of a majority of the votes cast by our common unitholders, provided that the total votes cast on the LTIP Proposal represent more than 50% of all common units entitled to vote. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions in respect of the LTIP Proposal, which is referred to the “NYSE Votes Cast,” must be greater than 50% of the total number of our outstanding common units. Once the NYSE Votes Cast requirement is satisfied, the number of votes cast “for” the LTIP Proposal must represent a majority of the NYSE Votes Cast in respect of the LTIP Proposal in order to be approved. Thus, broker non-votes can make it difficult to satisfy the NYSE Votes Cast requirement, and abstentions have the effect of a vote against the LTIP Proposal.

The proxy provides common unitholders the opportunity to vote on the LTIP Proposal. However, the Restated LTIP will not become effective unless approved by the common unitholders.

Approval of the Adjournment Proposal requires the approval of a majority of the votes cast of the outstanding common units represented either in person or by proxy at the special meeting.

A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

HollyFrontier Corporation (“HFC”), the owner of Holly Logistic Services, L.L.C., the general partner of HEP Logistics Holdings, L.P., our general partner, owned [•], or approximately [•]%, of our common units as of [•], 2012 (the “HFC Units”). HFC has advised us that it intends to vote the HFC Units in favor of the Restated LTIP. Because the approval of the LTIP Proposal by HFC may not be sufficient to approve the LTIP Proposal, we encourage you to take part in the decision process by voting by proxy or at the special meeting.

Q:	If my common units are held in “street name” by my broker or other nominee, will my broker or other nominee vote my common units for me?

A:

If you own your common units in “street name” through a broker or other nominee, your broker or other nominee will not be permitted to exercise voting discretion with respect to the matters to be acted upon at the special meeting. Thus, if you do not give your broker or other nominee specific instructions, your common units will (i) not be voted and have no effect on the LTIP Proposal and (ii) not be voted and have no effect on the Adjournment Proposal. This is generally referred to as a “broker non-vote.” Broker non-votes will be considered present at the meeting for purposes of determining the presence of a quorum.

Q:	Who can I contact for further information?

A:

If you have questions about the proposals, please call our Investor Relations Department at (214) 871-3555 or write to Investor Relations, Holly Energy Partners, L.P., 2828 N. Harwood, Suite 1300, Dallas, Texas 75201.

THE PARTNERSHIP

We are a publicly traded limited partnership engaged principally in the business of operating a system of refined product, intermediate product and crude oil pipelines, storage tanks, distribution terminals and loading rack assets in west Texas, New Mexico, Utah, Oklahoma, Wyoming, Kansas, Colorado, Arizona, Idaho, and Washington. We generate revenues by charging tariffs for transporting petroleum products and crude oil through our pipelines and by charging fees for terminalling and storing refined products and other hydrocarbons and providing other services. We do not take ownership of products that we transport, terminal or store, and therefore, we are not directly exposed to changes in commodity prices. We serve refineries of HollyFrontier Corporation in New Mexico, Utah, Oklahoma, Wyoming and Kansas under several long-term pipeline, terminal, tankage and loading rack throughput agreements that have expiration dates ranging from 2019 to 2026. We also serve the refinery owned by Alon USA, Inc., in Big Spring, Texas under a pipelines and terminals agreement that expires in 2020. The substantial majority of our business is devoted to providing transportation, storage and terminalling services to HollyFrontier Corporation. HollyFrontier Corporation controls our general partner and owns a 42% interest in us, including a 2% general partner interest. We operate our business as one business segment.

We are a limited partnership formed under the laws of the State of Delaware. Our common units are listed on the NYSE under the ticker symbol “HEP.” Our executive offices are located at 2828 N. Harwood, Suite 1300, Dallas, Texas 75201. Our telephone number is (214) 871-3555. We maintain a website at http://www.hollyenergy.com that provides information about our business and operations.

As a limited partnership, we are managed by our general partner, HEP Logistics Holdings, L.P., which in turn is managed by its general partner, Holly Logistic Services, L.L.C. Holly Logistic Services, L.L.C. is ultimately responsible for the business and operations of our general partner and conducts our business and operations, and the board of directors and officers of Holly Logistic Services, L.L.C. make decisions on our behalf.

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE HOLLY ENERGY PARTNERS,

L.P. LONG-TERM INCENTIVE PLAN

Our board of directors has approved an amendment and restatement of the Holly Energy Partners, L.P. Long-Term Incentive Plan, which we refer to as the Restated LTIP, subject to the approval of our unitholders. The General Partner currently sponsors the LTIP, pursuant to which 350,000 of our common units may be issued. As of December 31, 2011, 60,604 common units were available for future awards under the LTIP and 289,396 common units were the subject of outstanding awards under the LTIP. The LTIP is integral to our compensation strategy and our board of directors believes that increasing the aggregate number of common units that may be delivered with respect to awards under the LTIP will provide the flexibility that we need to keep pace with our competitors and for the Company to effectively recruit, motivate and retain the caliber of employees and directors essential for achievement of our success. Accordingly, the Restated LTIP (i) increases the number of common units available for delivery with respect to awards under the LTIP to 1,250,000 common units, (ii) adds a prohibition on repricing of unit options and unit appreciation rights without approval of our unitholders, except in the case of adjustments implemented to reflect certain Partnership transactions and (iii) incorporates prior amendments to the LTIP as well as certain other non-material ministerial changes. While we are cognizant of the potential dilutive effect of compensatory unit awards, we also recognize the significant motivational, retention and performance benefits that are achieved from making awards under the LTIP.

Description of the Restated LTIP

The description of the Restated LTIP set forth below is a summary of the material features of the Restated LTIP. This summary, however, does not purport to be a complete description of all the provisions of the Restated LTIP. The summary is qualified in its entirety by reference to the Restated LTIP, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

The purpose of the Restated LTIP is to promote our interests by providing incentive compensation awards that encourage superior performance. The Restated LTIP is also intended to enhance the ability of the Company to attract and retain the services of individuals who are essential for our growth and profitability and to encourage those individuals to devote their best efforts to advancing our business.

Common Units Subject to the Restated LTIP

The maximum number of common units of the Partnership that may be delivered under the LTIP with respect to awards is currently 350,000 units, subject to adjustments for certain unit splits and other events, as provided by the Plan. If the Restated LTIP is approved by our unitholders, the maximum number of common units that may be delivered with respect to awards under the Restated LTIP will be increased to 1,250,000 common units, which would be subject to the same adjustments as currently provided in the LTIP.

The common units to be delivered under the Restated LTIP may be newly issued units, units acquired in the open market and/or from any person. To the extent that an award terminates or is cancelled prior to and without the delivery of common units (or if an award is forfeited), the units subject to the award may be used again with respect to new awards granted under the Restated LTIP. No awards under the Restated LTIP (other than tandem DERs granted with respect to a phantom unit) may be paid or settled in cash.

Administration

Like the current LTIP, the Restated LTIP will generally be administered by the Compensation Committee of our board of directors (the “Committee”). The Committee has the full authority, subject to the terms of the Restated LTIP, to establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Restated LTIP, to designate participants under the Restated LTIP, to determine the number of units to be covered by awards, to determine the type or types of awards to be grants to a participant, and to determine the terms and conditions of any award. The Committee may, but is not required to, delegate its authority with respect to granting awards to the CEO of the Company, subject to such limitations as the Committee may impose on any such delegation.

Eligibility

All employees, consultants and directors of the Company and its affiliates that perform services for us are eligible to be selected to participate in the Restated LTIP. The selection of which eligible individuals will receive awards is within the sole discretion of the Committee (and, if the Committee delegates some of its authority to the CEO, then to a limited extent also within the discretion of the CEO). As of [•], 2012, approximately [•] individuals, including [•] executive officers, [•] non-employee directors and [•] other employees, were eligible to receive awards under the LTIP.

Term of the Restated LTIP

The term of the Restated LTIP will expire on the earlier of (1) the date it is terminated by our board of directors or (2) the date common units are no longer available under the Restated LTIP for delivery pursuant to awards.

Awards under the Restated LTIP

Unit Options and Unit Appreciation Rights

Unit options represent the right to purchase a number of common units at a specified exercise price. Unit appreciation rights represent the right to receive common units equal to the appreciation in the value of a number of common units over a specified exercise price, either in cash or in common units, as determined by the Committee. Unit options and unit appreciation rights may be granted to such eligible individuals and with such terms as the Committee may determine, consistent with the Restated LTIP; however, unit options and unit appreciation rights must generally have exercise prices that are no less than the fair market value of their underlying common units as of the date of grant.

Restricted Units and Phantom Units

A restricted unit is a common unit that is subject to forfeiture. Upon vesting, the forfeiture restrictions lapse and the participant holds a common unit that is not subject to forfeiture. A phantom unit is a notional unit that entitles the participant to receive a common unit upon the vesting of the phantom unit or on a deferred basis upon specified future dates or events, which may be linked to service, performance criteria, and/or other specified criteria. Restricted units and phantom units that vest and/or become payable based on the achievement of performance conditions specified by the Committee are referred to in the Restated LTIP as Performance Awards. If a participant’s employment, consulting or membership on our board of directors terminates for any reason, the participant’s restricted units and phantom units will be automatically forfeited unless, and to the extent, the award agreement provides otherwise or the Committee determines otherwise. Distributions made by us with respect to awards of restricted units may, in the discretion of the Committee, be subject to the same vesting requirements as the restricted units (including any restricted units granted as Performance Awards). The Committee, in its discretion, may also grant tandem distribution equivalent rights with respect to phantom units (including any phantom units granted as Performance Awards).

Unit Awards

Unit awards are awards that, in whole or in part, are valued by reference to the value of a common unit. Unit awards may contain such vesting, payment and other terms and conditions as the Committee may deem appropriate in accordance with the terms of the Restated LTIP.

Substitute Awards

Substitute awards may be granted under the Restated LTIP in substitution for similar awards held by individuals who become employees, consultants and directors of the Company or one of its affiliates as a result of a merger, consolidation or acquisition by us or an affiliate of another entity or the assets of another entity.

Adjustments

Upon certain transactions involving the Partnership, the number of units available for delivery under the Restated LTIP, the number and kind of units or property subject to awards and the exercise or other unit price will be adjusted as determined by the Committee.

Upon a change of control (as defined in the Restated LTIP) of the General Partner, the Partnership, the Company or HollyFrontier Corporation, all outstanding awards under the Restated LTIP will automatically become fully vested and payable unless the participant’s award agreement provides otherwise.

Miscellaneous

Our board of directors or the Committee may amend or modify the Restated LTIP at any time; provided, however, that unitholder approval will be obtained for any amendment to the Restated LTIP to the extent necessary to comply with any applicable law, regulation or securities exchange rule. Our board of directors may also amend any outstanding award made under the Restated LTIP, provided that no change in any outstanding award may be made that would materially impair the vested rights of the participant without the consent of the affected participant.

Repricing of unit options and unit appreciation rights, directly or indirectly, is prohibited under the Restated LTIP without approval of our unitholders, except in the case of adjustments implemented to reflect certain Partnership transactions.

U.S. Federal Income Tax Consequences of the Restated LTIP

The following discussion is for general information purposes only and is intended to summarize briefly the U.S. federal tax consequences to participants arising from participation in the Restated LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Restated LTIP may vary depending on their particular circumstances and, therefore, may be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, unit options or unit appreciation rights that provide for a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code (“Section 409A”), phantom units, and certain other awards that may be granted pursuant to the Restated LTIP could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A and the guidance promulgated thereunder.

Unit Options and Unit Appreciation Rights

Participants will not realize taxable income upon the grant of a unit option or a unit appreciation right. Upon the exercise or, if later, the settlement of a unit option or a unit appreciation right, the participant will recognize ordinary compensation income in an amount equal to the excess of (i) the fair market value of the common units received over (ii) the exercise price (if any) paid therefor. A participant will generally have a tax basis in any common units received pursuant to the exercise of a unit appreciation right, or pursuant to the cash exercise of a unit option, that equals the fair market value of the common units on the date of exercise. Subject to the discussion under “—Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

When a participant sells the common units acquired as a result of the exercise of a unit option or unit appreciation right, any appreciation (or depreciation) in the value of the common units after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common units must be held for more than 12 months in order to qualify for long-term capital gain treatment.

Phantom Units, Restricted Units and Other Awards

A participant will not have taxable income at the time of a grant of an award in the form of a phantom unit award, but rather, will generally recognize ordinary compensation income at the time he receives common units in settlement of the phantom unit award in an amount equal to the fair market value of the common units received. In addition, the participant will be subject to ordinary income tax upon the payment of a contingent right, granted in tandem with a specific phantom unit, to receive an amount in cash equal to, and at the same time as, the cash distributions made by the Partnership with respect to a common unit during the period such phantom unit is outstanding (a “DER”). In general, a participant will recognize ordinary compensation income as a result of the receipt of common units pursuant to a restricted unit award or a unit award in an amount equal to the fair market value of the common units when the common units are received. However, if the common units are not transferable or are subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of common units (i) when the common units first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make an valid election under Section 83(b) of the Internal Revenue Code (“Section 83(b)”) or (ii) when the common units are received, in cases where a participant makes a valid election under Section 83(b).

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common units (or cash with respect to a DER) received. Directors and consultants must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an award under the Restated LTIP. Distributions that are received by a participant prior to the time that the common units underlying an award are taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as distributions on common units. The tax basis in the common units received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those common units will commence on the date of receipt of the common units.

Subject to the discussion immediately below, we will be entitled to a deduction for federal income tax purposes that corresponds in timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible by the Company or one of its affiliates, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Limited Partnership Interest

We are not a taxable entity, and as such, we do not incur any federal income tax liability. Instead, each holder of our common units is required to report on his income tax return his share of our income, gains, losses and deductions in computing his federal income tax liability, regardless of whether cash distributions are made to him by us. Distributions by us to a holder of common units are generally not taxable unless the amount of cash distributed is in excess of the holder’s adjusted basis in his interest. Usually at the beginning of each year, we will mail to each partner a Schedule K-1 showing the amounts of income, gains, losses, and deductions that the partner is required to reflect on his federal income tax return as a limited partner for the preceding year. A limited partner will not qualify for using Form 1040EZ or 1040A, and may not file his federal income tax return until he has received his Schedule K-1 and reflected the relevant information contained therein in his tax return.

Plan Benefits Under the Restated LTIP

The awards, if any, that will be made to eligible persons under the Restated LTIP are subject to the discretion of the Committee and, therefore, we cannot currently determine the benefits or the number of common units subject to awards that may be granted in the future to our executive officers, employees and consultants or to members of our board of directors under the Restated LTIP. Furthermore, because all awards under the Restated LTIP are discretionary, it is not possible to determine which awards would have been granted during the prior fiscal year had the Restated LTIP been in effect at that time. Therefore, the New Plan Benefits Table is not provided.

We made annual equity grants under the current LTIP to our executive officers in 2011, which are reported in the “Grants of Plan-Based Awards” table on page [•] of this proxy statement. If the Restated LTIP is approved, we anticipate making awards to our executive officers and certain employees under the LTIP in 2012, but the amount of any such grants is not determinable at this time. Such awards will be subject to a vesting schedule that will be specified in the applicable award agreement, and the number of common units subject to any such awards will be determined at the time such awards are granted.

As required by applicable SEC disclosure rules, in order to comply with Item 10(b)(2)(ii) of Schedule 14A, the following table sets forth, for each of our named executive officers and certain other groups, all common units underlying Performance Awards granted under the LTIP that remained unvested as of December 31, 2011. In addition to the Performance Awards granted to Mr. Clifton shown in the table below, Messrs. Shaw and Cunningham and Ms McWatters have been granted restricted unit awards under the LTIP that remained unvested as of December 31, 2011. Information regarding these restricted unit awards is disclosed in the “Outstanding Equity Awards at Fiscal Year End” table on page [•] of this proxy statement.

	September 30,		September 30,
Name and Principal Position*	Number of Units	Dollar Value ($)**
Matthew P. Clifton Chairman of the Board, Chief Executive Officer and President	64,487	$	[	•]
Bruce R. Shaw Senior Vice President and Chief Financial Officer	—		—
Mark T. Cunningham Vice President – Operations	—		—
Denise C. McWatters Vice President, General Counsel and Secretary	—		—
David G. Blair Former President	—		—
Doug S. Aron Former Executive Vice President and Chief Financial Officer	—		—
All current executive officers as a group	64,487	$	[	•]
All current directors who are not executive officers as a group	—		—
Each nominee for election as a director	—		—
All employees, including all current officers who are not executive officers, as a group	64,487	$	[	•]

*	No associate of any of the named executive officers, directors or nominees set forth below holds or has held Performance Awards.

**	Estimated using a common unit price of $[•], which was the closing price of our common units on [•], 2012.

Vote Required

Under the New York Stock Exchange Listed Company Manual (“NYSE Manual”), the approval of a majority of the votes cast by our common unitholders, provided that the total votes cast on the LTIP Proposal represent more than 50% of all common units entitled to vote is required to approve the LTIP Proposal. Votes “for” and “against” and abstentions count as votes cast. Executed proxies returned by a broker or other nominee holding common units in “street name” indicating that the broker or other nominee does not have discretionary authority as to certain common units to vote on the proposals (a “broker non-vote”) do not count as votes cast. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions in respect of the LTIP Proposal, which is referred to as the “NYSE Votes Cast,” must be greater than 50% of the total number of our outstanding common units. Once the NYSE Votes Cast requirement is satisfied, the number of votes cast “for” the LTIP Proposal must represent a majority of the NYSE Votes Cast in respect of the LTIP Proposal in order to be approved. Thus, broker non-votes can make it difficult to satisfy the NYSE Votes Cast requirement, and abstentions have the effect of a vote against the LTIP Proposal. A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” the LTIP Proposal.

HollyFrontier Corporation (“HFC”), the owner of the Company, owned [•], or approximately [•]%, of our common units as of [•], 2012 (the “HFC Units”). HFC has advised us that it intends to vote the HFC Units in favor of the Restated LTIP. Because the approval of the LTIP Proposal by HFC may not be sufficient to approve the LTIP Proposal, we encourage you to take part in the decision process by voting by proxy or at the special meeting.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE LTIP PROPOSAL.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN THE RESTATED LTIP

The officers and employees of the Company, its affiliates and our subsidiaries and the members of our board of directors will be eligible to receive awards under the Restated LTIP if it is approved. Accordingly, the members of our board of directors and the executive officers of the Company have a substantial interest in the approval of the LTIP Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED UNITHOLDER MATTERS

The following table sets forth as of February 15, 2012 the beneficial ownership of common units of Holly Energy Partners, L.P. held by:

•	each person known to us to be a beneficial owner of 5% or more of our common units;

•	directors of Holly Logistic Services, L.L.C. (the “Company”), the general partner of HEP Logistics Holdings, L.P. (the “General Partner”), our general partner;

•	each named executive officer of the Company;

•	and by all directors and executive officers of the Company as a group.

The percentage of common units noted below is based on 27,361,124 common units outstanding as of February 15, 2012. Unless otherwise indicated, the address for each unit holder shall be c/o Holly Energy Partners, L.P., 2828 N. Harwood, Suite 1300, Dallas, Texas 75201-1507.

	September 30,	September 30,
Name of Beneficial Owner	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned
HollyFrontier Corporation (1)	11,097,615	40.6%
Tortoise Capital Advisors, L.L.C. (2)	2,747,667	10.0%
The Goldman Sachs Group, Inc. (3)	1,494,357	5.5%
SteelPath Fund Advisors, LLC (4)	1,520,145	5.6%
Matthew P. Clifton	100,127	*
Doug S. Aron(5)	420	*
Bruce R. Shaw (6)	10,079	*
David G. Blair (7)	22,187	*
Mark T. Cunningham (8)	10,013	*
Denise C. McWatters (9)	4,708	*
Michael C. Jennings	2,000	*
P. Dean Ridenour (10)	31,944	*
Charles M. Darling, IV (11)	20,960	*
William J. Gray (12)	8,159	*
Jerry W. Pinkerton (13)	9,760	*
William P. Stengel (14)	7,652	*
James G. Townsend	6,752	*
All directors and executive officers as group (12 persons) (6, 8-15)	218,038	*

*	Less than 1%

(1)

HollyFrontier Corporation (“HFC”) directly holds 72,503 common units over which it has sole voting and dispositive power and 11,025,112 common units over which it has shared voting and dispositive power. The 11,025,112 common units over which HFC has shared voting and dispositive power are held as follows: Holly Logistics Limited LLC directly holds 10,807,615 common units; Navajo Pipeline Co., L.P. directly holds 127,440 common units; and other wholly-owned subsidiaries of Holly Corporation directly own 90,057 common units. HFC is the ultimate parent company of each such entity and may, therefore, be deemed to beneficially own the units held by each such entity. HFC files information with or furnishes information to, the Securities and Exchange Commission pursuant to the information requirements of the Securities Exchange Act of 1934. The percentage of total units beneficially owned includes a 2% general partner interest held by the General Partner which is an indirect wholly-owned subsidiary of HFC. The address of HFC is 2828 N. Harwood, Suite 1300, Dallas, Texas 75201-1507.

(2)

Tortoise Capital Advisors, L.L.C. filed with the SEC a Schedule 13G/A, dated February 10, 2012. Based on this Schedule 13G/A, Tortoise Capital Advisors, L.L.C. has sole voting power and sole dispositive power with respect to zero units, shared voting power with respect to 2,592,956 units and shared dispositive power with respect to 2,747,667 units. The address of Tortoise Capital Advisors, L.L.C. is 11550 Ash St., Suite 300, Leawood, KS 66211.

(3)

The Goldman Sachs Group, Inc. filed with the SEC a Schedule 13G/A, dated February 8, 2012. Based on this Schedule 13G/A, the Goldman Sachs Group, Inc. has sole voting power, sole dispositive power and shared voting power with respect to zero units and shared dispositive power with respect to 1,494,357 units. The address of The Goldman Sachs Group, Inc. is 200 West Street, New York, NY 10282.

(4)

SteelPath Fund Advisors, LLC filed with the SEC a Schedule 13G, dated February 13, 2012. Based on this Schedule 13G, SteelPath Fund Advisors, LLC has shared voting power and shared dispositive power with respect to 1,520,145 units. The address of SteelPath Fund Advisors, LLC is 2100 McKinney Ave, Suite 1401, Dallas, TX 75201.

(5)

Reflects units beneficially owned by Mr. Aron as of December 30, 2011, based on a Form 3 filed for Mr. Aron on July 11, 2011. Includes 210 shares held by Mr. Aron as custodian for his son in an account under the Uniform Transfer to Minors Act and 210 shares held by Mr. Aron as custodian for his daughter in an account under the Uniform Transfer to Minors Act. Mr. Aron disclaims beneficial ownership of these shares.

(6)	Includes 1,782 restricted units granted to Mr. Shaw for which Mr. Shaw has voting but not dispositive power.

(7)

Reflects the number of units beneficially owned on July 1, 2011, based on a Form 4 filed for Mr. Blair on July 6, 2011, following his departure from the Company. In addition, it reflects the forfeiture of 3,144 restricted units, which Mr. Blair agreed to forfeit in connection with his departure from the Company.

(8)	Includes 3,186 restricted units granted to Mr. Cunningham for which Mr. Cunningham has voting but not dispositive power.

(9)

Includes 854 restricted units granted to Ms. McWatters for which Ms. McWatters has voting but not dispositive power and 2,000 common units owned by Ms. McWatters’ spouse for which Ms. McWatters shares voting and disposition power. Ms. McWatters disclaims beneficial ownership as to the common units owned by her spouse.

(10)	Includes 1,374 restricted units granted to Mr. Ridenour for which Mr. Ridenour has voting but not dispositive power.

(11)

Includes 1,374 restricted units granted to Mr. Darling for which Mr. Darling has voting but not dispositive power and 11,200 common units owned by DQ Holdings, L.L.C. Mr. Darling is an owner and general manager of DQ Holdings, L.L.C. and, as such, has shared voting and dispositive power with respect to the 11,200 common units owned by DQ Holdings, L.L.C. Mr. Darling disclaims beneficial ownership as to the common units held by DQ Holdings, L.L.C. except to the extent of his pecuniary interest therein.

(12)	Includes 1,374 restricted units granted to Mr. Gray for which Mr. Gray has voting but not dispositive power.

(13)	Includes 1,374 restricted units granted to Mr. Pinkerton for which Mr. Pinkerton has voting but not dispositive power.

(14)

Includes 1,374 restricted units granted to Mr. Stengel for which Mr. Stengel has voting but not dispositive power and 500 common units owned by Mr. Stengel’s spouse for which Mr. Stengel shares voting and disposition power. Mr. Stengel disclaims beneficial ownership as to the common units owned by his spouse.

(15)	Includes 5,884 common units held by Mr. Scott C. Surplus, which includes 854 restricted units granted to Mr. Surplus for which Mr. Surplus has voting but not dispositive power.

EXECUTIVE COMPENSATION

Overview

As a limited partnership, Holly Energy Partners, L.P. (the “Partnership”) is managed by its general partner, HEP Logistics Holdings, L.P. (the “General Partner”), which in turn is managed by its general partner, Holly Logistic Services, L.L.C. (the “Company”), which we refer to as our board of directors. HollyFrontier Corporation (“HFC”), a publically-traded corporation, controls our general partner and owns a 42% interest in us, including a 2% general partner interest. All of our employees are employed by and receive employee benefits from the Company. As of December 31, 2011, the Company had 215 employees that provided general, administrative and operational services to the Partnership.

Compensation Discussion and Analysis

Director Compensation

Members of our board of directors who also serve as officers or employees of the Company or HFC do not receive additional compensation in their capacity as directors. The only officers of the Company or HFC who also served as a director of the Company during 2011 were Messrs. Clifton and Jennings.

Each director is fully indemnified by the Company for actions associated with being a director to the extent permitted under Delaware law.

For the year ended December 31, 2011, directors who were not officers or employees of the Company or HFC were compensated as follows:

September 30,
Annual cash retainer (payable in four quarterly installments)	$50,000
Board meeting or committee meeting attended in person (also paid to non-members of committees who are invited to attend by such committee’s chairman) (1)	$1,500
Telephonic special board or committee meetings (30 minutes or less)	$0
Telephonic special board or committee meetings (over 30 minutes)	$1,000
Each attended strategy meeting with the Company management	$1,500
Annual grant of restricted units under the Long-Term Incentive Plan (2)	$75,000
Special cash retainer for Chairpersons of committees (payable in four quarterly installments)	$10,000

(1)	Upon submission of appropriate documentation, directors also are reimbursed for reasonable out-of-pocket expenses in connection with attending board or committee meetings.

(2)

On July 27, 2011, our board of directors approved an increase to the equity component of the compensation paid to directors who are not officers or employees of the Company or HFC from $50,000 to $75,000. As a result, each August 1, beginning August 1, 2011, directors receive an annual grant under the Holly Energy Partners, L.P. Long-Term Incentive Plan (“Long-Term Incentive Plan”) of restricted Partnership units equal in value to $75,000 on the date of grant, with 100% vesting one year after the date of grant.

Restricted unit grants are based upon the market closing price of our common units on the day of the grant (or the last business day prior, if August 1 occurs on a non-business day). With respect to the restricted units, the units fully vest one year following the date of grant if the director continues serving on our board of directors until the end of the one-year vesting period. Accelerated vesting of all unvested units will occur upon a change in control of HFC, the Company, the Partnership or the General Partner. In addition, accelerated vesting of unvested units will occur on a pro-rata basis upon the director’s death, total and permanent disability or the retirement. Until such time as the restricted units are vested, the director shall be entitled to receive all distributions paid with respect to such units and any right to vote with respect to such units (vesting pursuant to death, disability or retirement are prorated).

For purposes of director restricted units, a change in control means, subject to certain specific exceptions set forth in the restricted unit agreements:

•

a person or group of persons (other than HFC or any of its wholly-owned subsidiaries or the Company, the Partnership, the General Partner or any of their subsidiaries) becomes the beneficial owner of more than 40% of the combined voting power of the then outstanding securities of HFC, the Company, the Partnership, the General Partner;

•	a majority of HFC’s board of directors is replaced during a 12-month period by directors who were not endorsed by two-thirds of the previous board members;

•

the consummation of a merger, consolidation or recapitalization of HFC, the Company, the Partnership, the General Partner resulting in the holders of voting securities of HFC, the Company, the Partnership, or the General Partner, as applicable, prior to the merger or consolidation owning less than 60% of the combined voting power of the voting securities of HFC, the Company, the Partnership, or the General Partner, as applicable, or a recapitalization of HFC, the Company, the Partnership, or the General Partner in which a person or group becomes the beneficial owner of securities of HFC, the Company, the Partnership, or the General Partner, as applicable, representing more than 40% of the combined voting power of the then outstanding securities of HFC, the Company, the Partnership, or the General Partner, as applicable

•

the holders of voting securities of HFC, the Company, the Partnership or the General Partner approve a plan of complete liquidation or dissolution of HFC, the Company, the Partnership, or the General Partner, as applicable; or

•

the holders of voting securities of HFC, the Company, the Partnership or the General Partner approve the sale or disposition of all or substantially all of the assets of HFC, the Company, the Partnership, or the General Partner, as applicable, other than to an entity holding at least 60% of the combined voting power of the voting securities immediately prior to such sale or disposition.

The merger of Holly Corporation and Frontier Oil Corporation, which closed on July 1, 2011 (the “HFC Merger”) constituted a change in control for purposes of the director restricted units. Accordingly, the restricted Partnership units granted to the non-management directors on August 1, 2010, which would have otherwise vested on August 1, 2011, vested on July 1, 2011.

The table below sets forth the compensation earned in 2011 by each of the directors who were not officers or employees of the Company or HFC:

	September 30,	September 30,	September 30,	September 30,
Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	All Other Compensation (3)	Total
Charles M. Darling, IV	$100,000	$74,979	0	$174,979
William Gray	$89,000	$74,979	$32,119	$196,098
Jerry W. Pinkerton	$100,000	$74,979	0	$174,979
P. Dean Ridenour	$79,500	$74,979	0	$154,479
William P. Stengel	$100,000	$74,979	0	$174,979

(1)

Mr. Clifton and Mr. Jennings are not included in this table because they receive no additional compensation for their services as directors of the Company since Mr. Clifton and Mr. Jennings are each an officer of HFC and Mr. Clifton is also an officer of the Company. Mr. Townsend is not included in this table because he did not serve as a director of the Company in 2011.

(2)

Reflects the aggregate grant date fair value of all awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, determined without regard to forfeitures. See note 7 to our consolidated financial statements for the fiscal year ended December 31, 2011, for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards. Each of the non-employee directors (who was a member of our board of directors in 2011) received an award of 1,374 restricted Partnership units under the Long-Term Incentive Plan on August 1, 2011 with a grant date fair value of $74,979 (computed using the closing price of $54.57 on August 1, 2011) that will vest on August 1, 2012. As of December 31, 2011, these are the only restricted Partnership units held by our non-employee directors. The fair market value of each restricted unit grant is amortized over the one year vesting period. As of December 31, 2011, Messrs. Darling, Gray, Pinkerton, Ridenour and Stengel each held 1,374 unvested restricted units.

(3)

In addition to the $89,000 of director fees reflected in this table, Mr. Gray received $32,119 for consulting services provided by Mr. Gray to HFC during 2011. None of the consulting fees were paid by the Partnership.

Named Executive Officers

For 2011, the “Named Executive Officers” of the Company are as follows:

•

Matthew P. Clifton, Chairman of the Board and Chief Executive Officer from January 1, 2011 through June 30, 2011 and Chairman of the Board, Chief Executive Officer and President effective July 1, 2011;

•	Douglas S. Aron, Executive Vice President and Chief Financial Officer from July 1, 2011 through December 30, 2011;

•

Bruce R. Shaw, Senior Vice President and Chief Financial Officer from January 1, 2011 through June 30, 2011, Senior Vice President, Strategy and Corporate Development from July 1, 2011 through December 30, 2011; and Senior Vice President and Chief Financial Officer effective December 31, 2011;

•	Mark T. Cunningham, Vice President, Operations;

•	Denise C. McWatters, Vice President, General Counsel and Secretary; and

•	David G. Blair, President from January 1, 2011 through June 30, 2011.

In connection with the closing of the HFC Merger, Mr. Blair’s employment with the Company ended when he departed from his position as President of the Company to lead the Asphalt and Heavy Fuels Division of HFC. In addition, in connection with the closing of the HFC Merger, our board of directors appointed (a) Mr. Clifton to the position of President (in addition to his positions as Chairman of the Board and Chief Executive Officer) of the Company, (b) Mr. Aron to the position of Executive Vice President and Chief Financial Officer of the Company and (c) Mr. Shaw to the position of Senior Vice President, Strategy and Corporate Development of the Company, in each case effective as of July 1, 2011. Effective December 31, 2011, (x) Mr. Aron resigned as Executive Vice President and Chief Financial Officer of the Company, (y) Mr. Shaw was appointed as Senior Vice President and Chief Financial Officer of the Company, and (z) Mr. Shaw’s former position as Senior Vice President, Strategy and Corporate Development of the Company was not filled and was therefore eliminated.

Of the Named Executive Officers, only Mr. Cunningham currently allocates 100% of his professional time to the Company (and therefore the Partnership). Prior to his departure from the Company, Mr. Blair allocated 100% of his professional time to the Company (and therefore the Partnership). The other Named Executive Officers split their professional time between HFC and the Company.

Under the terms of the Omnibus Agreement, we currently pay an annual administrative fee to HFC of $2,300,000 for the provision of general and administrative services for our benefit, which may be increased or decreased as permitted under the Omnibus Agreement. Additionally, we reimburse HFC for expenses incurred on our behalf. The administrative services covered by the Omnibus Agreement include, without limitation, the costs of corporate services provided to the Partnership by HFC such as accounting, tax, information technology, human resources, in-house legal support and limited outside legal support for general corporate and tax matters; office space, furnishings and equipment; and limited transportation of the Partnership executive officers and employees on HFC airplanes for business purposes. The partnership agreement provides that our general partner will determine the expenses that are allocable to the Partnership. See Item 13, “Certain Relationships, Related Transactions and Director Independence” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for additional discussion of our relationships and transactions with HFC. None of the services covered by the administrative fee are assigned any particular value individually. Although certain Named Executive Officers provide services to both HFC and the Partnership, no portion of the administrative fee is specifically allocated to services provided by the Named Executive Officers to the Partnership; rather, the administrative fee covers services provided to the Partnership by HFC and, except as described below, there is no reimbursement by the Partnership for the cost of such services. With respect to equity compensation paid by the Partnership to the Named Executive Officers, the Company purchases the units, and the Partnership reimburses the Company for the purchase price of the units.

We reimbursed HFC for 100% of the compensation expenses incurred by HFC for salary, bonus, retirement and other benefits for 2011 provided to Mr. Blair (while he was employed by the Company) and Mr. Cunningham. For the same time periods, we reimbursed the Company for 100% of the expenses incurred in providing Messrs. Blair and Cunningham with long-term equity incentive compensation. All compensation paid to them is fully disclosed in the tabular disclosure following this Compensation Discussion and Analysis.

Messrs. Clifton and Shaw and Ms. McWatters were compensated by the Company for the services they perform for the Company through awards of equity-based compensation granted pursuant to the LTIP in March 2011. None of the cash compensation paid, or other benefits made available to, Messrs. Clifton, Aron, and Shaw and Ms. McWatters by HFC was allocated to the services they provide to the Company and, therefore, only the LTIP awards granted to Messrs. Clifton and Shaw and Ms. McWatters are disclosed herein. Because the awards of equity-based compensation granted pursuant to the LTIP were granted prior to the closing of the HFC Merger, Mr. Aron did not receive any equity compensation for his services from the Company in 2011.

Objectives of Compensation Program

Our compensation program is designed to attract and retain talented and productive executives who are motivated to protect and enhance the long-term value of the Partnership for the benefit of its unitholders. Our objective is to be competitive with our industry and encourage high levels of performance from our executives.

The compensation committee of our board of directors (the “Committee”), which is comprised entirely of independent directors, administers the LTIP for certain Company employees. The Committee determined and approved the long-term equity incentive compensation to be paid to each of the Named Executive Officers and the other elements of compensation (in addition to the long-term equity incentive compensation) to be paid to Messrs. Blair and Cunningham.

As to Mr. Blair (prior to his departure from the Company) and Mr. Cunningham, the Committee has not adopted any formal policies for allocating compensation among salaries, bonuses and long-term equity incentive compensation. Instead, the Committee attempts to balance the use of both cash and equity compensation in the total compensation package provided to Mr. Blair (prior to his departure from the Company), and Mr. Cunningham. For our other Named Executive Officers, the Committee attempts to utilize long-term equity incentive compensation to build value to both the Partnership and its unitholders. The Committee considers both recommendations by management and other factors in determining the final compensation factors that are appropriate for both the Partnership and each Named Executive Officer for which it is responsible. The Committee does not review or approve pension benefits for Named Executive Officers, and all pension and retirement benefits provided to the executives are the same pension benefits that are provided to HFC employees, which benefit arrangements are sponsored and administered entirely by HFC without input from the Company or the Committee.

In January and February 2011, the Committee, with the assistance of the Chief Executive Officer, reviewed the mix and level of cash and long-term equity incentive compensation for Messrs. Blair and Cunningham with a goal of providing sufficient current compensation to retain them, while at the same time providing incentives to maximize long-term value for the Partnership and its unitholders. The Committee, with the assistance of the Chief Executive Officer (other than as to the Chief Executive Officer), and, until his departure from the Company, Mr. Blair (other than as to the Chief Executive Officer and Mr. Blair), annually performs an internal review of each of the Named Executive Officers’ long-term incentive compensation to determine whether the executives are being provided with equity awards that are effective in motivating the Named Executive Officers to create long-term value for the

Partnership. These long-term equity incentives are designed to retain the executives for the period of time during which their performance is expected to impact our business and reward them in accordance with the success of those long-term goals and policies.

Role of the Compensation Committee Consultant and the Committee in the Compensation Setting Process

The Committee has engaged Frederic W. Cook & Co. (the “Compensation Consultant”), an outside consulting firm specializing in executive compensation, to advise the Committee on matters related to executive, long-term equity incentives, and non-employee director compensation. The Compensation Consultant provides the Committee with relevant market data, updates on related trends and developments, advice on program design, and input on compensation decisions for executive officers and non-employee directors. The Compensation Consultant is independent, retained directly by the Committee, and provides no other services to the Company or the Partnership. Until September 2011, the Compensation Consultant provided executive compensation consulting services to the Compensation Committee of the HFC board of directors, but the Compensation Consultant no longer provides such services to the Compensation Committee of the HFC board of directors. These services are further described in HFC’s most recent proxy statement. No conflicts of interest exist between the Company, us or the Committee, on the one hand, and the Compensation Consultant, on the other hand.

The Compensation Consultant does not have authority to determine the ultimate compensation that is provided to employees or non-executive directors, and the Committee is under no obligation to utilize the information provided by the Compensation Consultant when making compensation decisions. The Compensation Consultant provides external context and other input to the Committee prior to the Committee meetings at which salaries and fees are approved, bonuses are awarded and equity compensation or awards are established for the upcoming year.

Review of Market Data

Market pay levels are one of many factors considered by the Committee in setting compensation for the Named Executive Officers, and we regularly review comparison data provided by the Compensation Consultant in regard to salary and annual incentive levels. This review provides a frame of reference as a starting point in evaluating the reasonableness and competitiveness of compensation within the sector of the energy industry with which we compete for executive talent, and to ensure that our compensation reflects practices of reasonably comparable companies of similar size and scope of operations. The Compensation Consultant obtains market information from various sources, including published compensation surveys (including, but not limited to, the Liquid Pipeline Roundtable Compensation Survey) and information taken from the SEC filings for groups of publicly traded organizations, as compiled by the Compensation Consultant, that we and the Compensation Consultant consider appropriate peer organizations. The purpose of the peer groups is to provide a frame of reference for our consideration of what compensation is appropriate for our executives and to ensure that our compensation is generally comparable to companies of similar size and scope of operations rather than to set specific benchmarks for the compensation provided to the Named Executive Officers and other executive officers. We look at peer groups that we believe provide relevant data points for our consideration.

The first peer group used by the Compensation Consultant in 2011 included publicly traded master limited partnerships that are representative of the types of companies with which we compete for executives.

Our 2011 peer group is as follows:

September 30,
Company Name
Atlas Pipeline Partners, L.P.
Buckeye Energy Partners, L.P.
Copano Energy, L.L.C.
Crosstex Energy, L.P.
DCP Midstream Partners L.P.
Genesis Energy, L.P.
Inergy L.P.
Magellan Midstream Partners, L.P.
MarkWest Energy Partners, L.P.
NuStar Energy L.P.
Regency Energy Partners, L.P.
Sunoco Logistics Partners L.P.
Targa Resources Partners, L.P.

In addition, in 2011, we used a second peer group that was used by Holly Corporation for long-term incentive compensation as one reference point in our long-term incentive compensation decisions. In 2011, this peer group consisted of the following broader group of energy companies:

September 30,
Company Name
Cameron International Corporation
CVR Energy, Inc.
El Paso Corporation
Exterran Energy Corp.
FMC Technologies, Inc.
Frontier Oil Corporation
Murphy Oil Corporation
Spectra Energy Corp.
Tesoro Corporation
The Williams Companies, Inc.
Western Refining, Inc.

Our objective generally is to position pay at levels approximately in the middle range of market practice, taking into account median levels derived from our peer group analyses. We consider our salary and non-salary compensation components in comparison to the median compensation levels within these peer groups rather than to an exact percentile above or below the median. If compensation is generally within plus or minus 20% of the market median, it is considered to be in the middle range of the market.

For each of the Named Executive Officers who committed all of his time to the Partnership in 2011 (i.e., Mr. Blair (until his departure from the Company) and Mr. Cunningham), total compensation (including cash and equity components of total compensation) was in the middle range of the market. As noted, however, this market analysis is just one of many factors considered when making overall compensation decisions for our executives. The range of various compensation elements for Messrs. Clifton, Aron and Shaw and Ms. McWatters will be discussed in further detail within the “Compensation Discussion and Analysis” section of HFC’s 2012 proxy statement.

Role of Named Executive Officers in Determining Executive Compensation

In making executive compensation decisions, the Committee sought input from the Compensation Consultant, including the Compensation Consultant’s input on peer group trends, and solicited the recommendations of our Chief Executive Officer, except with respect to his own compensation. In addition to the Compensation Consultant’s information and various peer group trends, the Committee considered the Chief Executive Officer’s recommendations in making its determinations of compensation. The Committee also reviewed the total compensation provided in the previous year in determining compensation to be paid in 2011 and established compensation for 2011 that was consistent with the compensation paid in 2010 after considering overall performance and the other specific factors discussed in this Compensation Discussion and Analysis.

Various members of management facilitate the Committee’s consideration of compensation for Named Executive Officers by providing data for the Committee’s review. This data includes, but is not limited to, performance evaluations, performance compensation provided to the Named Executive Officers in previous years, tax-related considerations and accounting-related considerations. Management provides the Committee with guidance as to how such data impacts performance goals set by the Committee during the previous year. When management considers a discretionary bonus to be appropriate, it will suggest an amount and provide the Committee with management’s rationale for such bonus. Given the day-to-day familiarity that management has with the work performed, the Committee values management’s recommendations, although no Named Executive Officer will have any authority to determine or comment on compensation decisions directly related to him or herself. The Committee makes the final decision as to the compensation as described in this Compensation Discussion and Analysis.

Overview of 2011 Executive Compensation Components

After reviewing the internal evaluations, the input by management, and the market data provided by the Compensation Consultant, the Committee believes that the 2011 compensation for each of Mr. Blair and Mr. Cunningham reflects an appropriate allocation of compensation between salary, bonuses and equity compensation.

For Mr. Blair and Mr. Cunningham, the components of compensation in 2011 were:

•	base salary;

•	annual performance-based cash incentive compensation;

•	long-term equity incentive compensation;

•	retirement and other post-employment benefits; and

•	health and welfare benefits.

In 2011, the only component of compensation we provided for Messrs. Clifton and Shaw and Ms. McWatters (the other Named Executive Officers) was long-term equity incentive compensation. Each of Messrs. Clifton and Shaw’s business time was spent primarily determining the long-term business goals and policies of the Partnership, while Ms. McWatters oversaw the legal matters for the Partnership. Accordingly, considering their performance of these functions during 2011, and the service coverage effected through the Omnibus Agreement, the Committee believed that it was appropriate to compensate them only through long-term equity incentives. Because the long-term equity awards were granted prior to the closing of the HFC Merger, Mr. Aron did not receive any equity compensation for his services from the Company in 2011. All Named Executive Officers receiving equity awards received Partnership restricted units with the exception of Mr. Clifton, who only received an award of Partnership performance units, and Mr. Blair, who received an award of both Partnership restricted units and Partnership performance units. The nature of each of these types of awards is more fully described below.

Base Salary

Base salaries for Messrs. Blair and Cunningham for 2011 were reviewed by the Committee based on each executive’s position, level of responsibility and individual performance, and market practices. The Committee also reviewed competitive market data relevant to each position provided by the Compensation Consultant. Following a review of these various factors, the Committee determined that increases in the base salaries for Messrs. Blair and Cunningham were warranted for 2011. The base salaries for each of Messrs. Blair and Cunningham were increased three percent in 2011 in recognition of both increased responsibilities and excellent performance. The salary amounts for 2009, 2010 and 2011 for each of Messrs. Blair and Cunningham are set forth below in the Summary Compensation Table.

Annual Incentive Cash Bonus Compensation

The Annual Incentive Plan of the Company (the “Annual Incentive Plan”) was adopted by our board of directors in August 2004 with the objective of motivating management and the employees of the Company and its affiliates who perform services for the Company and the Partnership to produce outstanding results collectively, encourage superior performance, increase productivity, contribute to the health and safety goals of the Company and the Partnership, and aid in attracting and retaining key employees. The Committee oversees the administration of the Annual Incentive Plan, and any potential awards granted pursuant to it are subject to final determination by the Committee that the performance goals for the applicable periods have been achieved.

The total bonus pool for all non-hourly personnel of the Company is established by the Committee after the end of each calendar year, giving consideration to amounts budgeted for the pool, operating results and employee performance. The awards to executives for a given year are paid in cash in the first quarter of the following year.

Payment with respect to cash bonuses to Mr. Blair and Mr. Cunningham is contingent upon the satisfaction of pre established performance criteria as they apply to each of them, all of which are evaluated by management and incorporated into the recommendations made to the Committee. The amounts paid for 2011 are disclosed in the Summary Compensation Table and the bonuses are more fully described, including percentages of the bonuses that could be attributable to each performance criteria, in greater detail in the narrative following the “2011 Grants of Plan-Based Awards” table. Generally, payment with respect to any 2011 cash bonus is contingent upon the satisfaction of the following criteria:

•

A portion of the bonus is equal to a pre-established percentage of the employee’s base salary and is earned based upon the Partnership’s distributable cash flow compared to the 2011 operating budget adjusted for differences in estimated and actual PPI adjustments and differences in the timing of known acquisitions. The performance metric of distributable cash flow is used because it is a widely accepted financial indicator used to compare partnership performance. We believe that this measure provides an enhanced perspective of the operating performance of our assets and the cash our business is generating, and is therefore a useful criterion in evaluating management’s performance and linking the payment of their bonus to our performance.

•

A portion of the bonus is equal to a pre-established percentage of the employee’s base salary, based on the employee’s individual performance over the year. The employee’s individual performance for 2011 is evaluated through an annual performance review completed in February 2012, which is a subjective and discretionary review of each applicable individual. The review includes a written assessment provided by the employee’s immediate supervisor. The assessment reviews how well the employee displays each of the following competencies:

•	Individual Performance

•	Integrity

•	Interpersonal Effectiveness

Each one of these performance dimensions has a variety of sub-categories that are separately reviewed. The assessment also evaluates how well the employee performed their individual goals for 2011.

•

When the Committee established the 2011 performance criteria, the Committee determined that it could award a total of up to 200% of the total target bonus based on performance in excess of the targets, and the Committee communicated these maximum amounts and performance measures that would be potentially applicable to each executive officer.

The Committee also utilizes the analysis of the Compensation Consultant to determine how the compensation of Messrs. Blair and Cunningham, including bonus payments, compares to our peers and a market average. The annual incentive targets are assessed on the basis of total cash compensation, including base salary and annual incentive payments.

In addition to the pre-defined performance criteria, the Committee has discretion to approve an increase or a decrease in Mr. Cunningham’s bonus, and prior to the end of his of employment with the Company, Mr. Blair’s bonus. Increases and decreases are determined using the same factors that are used to establish bonuses, and poor results on the indicated factors could, in the discretion of the Committee, result in a decrease in a bonus. The Committee may consider other factors as well including, for example, environmental, health and safety. The Committee also considers whether conditions outside the control of the executives affected the factors. In cases where the performance objectives described above are achieved, yet the Committee believes additional compensation is warranted to reward an executive for outstanding performance, the Committee may award additional bonuses in its discretion. In making the determination as to whether such discretion should be applied (either to decrease a bonus or award additional bonuses), the Committee reviews recommendations from management. As a result of his departure from the Company, Mr. Blair received a lump sum payment of $80,000 (approximately 50% of his target annual bonus) and ceased to participate in the Annual Incentive Plan. The Committee awarded Mr. Cunningham’s bonuses in recognition of the achievement of his performance targets, his impact on our improved financial results in 2011, the achievement of excellent safety results over a multi-year period and his efforts toward integration of several recent asset acquisitions. All 2011 bonuses will be paid in March 2012 (other than with respect to Mr. Blair, who received the lump sum payment discussed above).

The target and actual annual incentive cash bonus compensation awarded (and subsequently earned and payable) is described in the narrative to the section titled “2011 Grants of Plan-Based Awards”.

The Committee has established 2012 performance goals for existing salary grades. Performance goals for all salary grades will remain the same in 2012 as those set for 2011.

Long-Term Incentive Equity Compensation

The LTIP was adopted by our board of directors in August 2004 with the objective of promoting the interests of the Partnership by providing to management, employees and consultants of the Company and its affiliates who perform services for the Company and the Partnership and its subsidiaries incentive compensation awards that are based on units of the Partnership. The LTIP also is contemplated to enhance our ability to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership, to encourage them to devote their best efforts to advancing our business strategically, and to align their interests with those of our unitholders.

The LTIP contemplates four potential types of awards: restricted units (including fully vested and time vested bonus units), performance units, unit options and unit appreciation rights. Since the inception of the Partnership, we have made only restricted unit (including fully vested bonus units) and performance unit awards.

With respect to the Named Executive Officers, in determining the appropriate amount and type of long-term equity incentive awards to be made, the Committee considers the amount of time devoted by each executive to our business, the executive’s position, scope of responsibility, base salary and available compensation information for executives in comparable positions in similar companies. The awards are granted annually during the first quarter of the year. Our goal is to reward the creation of value and high performance with variable compensation dependent on that performance. The total compensation may then be adjusted, including if the Committee observes a material variation from the market data (however, no specific formula is used to benchmark this data). The Committee believes this analysis verifies that total equity compensation to Messrs. Clifton, Shaw, Blair and Cunningham and Ms. McWatters is appropriate for the level of responsibility that each of these officers hold. For 2011, because the awards were granted during the first quarter of the year, which was prior to the closing of the HFC Merger, Mr. Aron did not receive any equity compensation for his services to the Company.

The HFC Merger and the subsequent departure of Mr. Blair from his role as President of the Company to lead the Asphalt and Heavy Fuels Division of HFC triggered the change in control provisions of the LTIP, which provisions have not been amended. As a result, at the time of his departure from the Company, the restricted units granted to Mr. Blair in 2009 and 2010 vested in full and the performance units granted to Mr. Blair in 2009 and 2010 were paid out at a performance percentage of 100% (rather than 150% as the LTIP provides in the event of a special involuntary termination). In addition, as discussed below, in connection with his departure from the Company, Mr. Blair agreed to forfeit the restricted units and performance units granted to him in 2011.

Restricted Unit Awards

A restricted unit award is an award of common units that is subject to forfeiture upon termination of employment prior to the vesting of the award. The Committee may approve grants on terms that it determines appropriate, including the period during which the award will vest. Under the LTIP, the Committee may condition vesting upon the achievement of specified financial objectives. The restricted units will vest upon a change of control of the Partnership, the General Partner, the Company or HFC, unless provided otherwise by the Committee in the agreement governing the award. The individual award agreements governing the restricted units granted to our Named Executive Officers have included an additional requirement that the vesting upon a change in control of the Partnership, the Company or HFC, as applicable, will be subject to the individual being terminated by us without cause or due to an adverse change in his or her employment relationship (the terms of which are described in greater detail in the “Potential Payments Upon Termination or Change in Control” below). This required condition for vesting to occur means that the restricted units are subject to a “double-trigger” vesting event rather than a “single-trigger” event as provided in the LTIP. However, the LTIP does allow us to provide for single-trigger change in control benefits in the event that the Committee has determined that the situation would be appropriate for any particular grant. In addition, the Committee may determine to eliminate the “double-trigger” requirement in future grants. Restricted unitholders have all the rights of a unitholder with respect to such restricted units, including the right to receive all distributions paid with respect to such restricted units and any right to vote with respect to the restricted units, subject to limitations on transfer and disposition of the units during the restricted period.

In 2011, the Named Executive Officers who were granted awards of restricted units were Messrs. Blair, Cunningham and Shaw and Ms. McWatters. All of the restricted units granted in 2011 vest in thirds over three annual periods and will be fully vested and nonforfeitable after December 31, 2013, as described in greater detail in the narrative in the section titled “2011 Grants of Plan-Based Awards.” In connection with Mr. Blair’s departure from the Company, pursuant to the Restricted Unit Agreement between the Company and Mr. Blair, dated as of March 1, 2011, Mr. Blair agreed to forfeit the restricted units granted to him in 2011 under the LTIP.

Performance Units

A performance unit is a notational phantom unit that entitles the grantee to receive a common unit upon the vesting of the unit or, as may be provided in the applicable agreement between the grantee and the Company, the cash equivalent to the value of a common unit. The grants made during 2011 are governed by award agreements that provide solely for settlement in units. Performance units will be settled only upon the attainment of pre-established performance targets. The Committee may approve grants on such terms as the Committee shall determine. The Committee approves the period over which performance units will vest, and the Committee may base its determination upon the achievement of specified financial objectives. As with restricted units, performance units may vest upon a change of control of the Partnership, the General Partner, the Company or HFC, unless provided otherwise by the Committee. The individual performance unit agreements provide for the “double-trigger” vesting provisions described above for the restricted units. Performance units are subject also to forfeiture in the event that the executive’s employment or service relationship terminates for any reason, unless and to the extent that the Committee provides otherwise.

In 2011, performance units were awarded to Messrs. Clifton and Blair given their responsibilities to the Partnership with respect to long-term strategy. The performance period for such awards is from January 1, 2011 through December 31, 2013. Messrs. Clifton and Blair may earn no less than 50% and no more than 150% of the performance units subject to their awards over the course of the performance period as described more fully in the narrative in the section below titled “2011 Grant of Plan-Based Awards.” The performance units currently outstanding may be settled only in common units of the Partnership. Prior to vesting, distributions are paid on each performance unit at the same rate as distributions paid on our common units. In connection with Mr. Blair’s departure from the Company, pursuant to the Performance Unit Agreement between the Company and Mr. Blair, dated as of March 1, 2011, Mr. Blair agreed to forfeit the performance units granted to him in 2011 under the LTIP.

Acquisition of Common Units for Long-Term Incentive Equity Awards

Common units to be delivered in connection with the grant of performance unit awards may be common units acquired by the Company on the open market, common units already owned by the Company, common units acquired by the Company directly from us or any other person or any combination of the foregoing. We currently do not hold treasury units. The Company is entitled to reimbursement by us for the cost of acquiring the common units utilized for the grant of long-term incentive equity awards.

Tax and Accounting Implications

We account for the equity compensation expense for our employees and executive officers, including our Named Executive Officers, under the rules of FASB ASC Topic 718, which requires us to estimate and record an expense for each award of equity compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. Because we are a partnership, Section 162(m) of the Code does not apply to compensation paid to our Named Executive Officers. Accordingly, the Committee did not consider its impact in determining compensation levels for 2011. The Committee has taken into account the tax implications to the partnership in its decision to grant long-term incentive compensation awards of restricted and performance units as opposed to options or unit appreciation rights.

Retirement and Benefit Plans

The cost of retirement and welfare benefits for employees of the Company are charged monthly to us by HFC in accordance with the terms of the Omnibus Agreement. These employees participate in the health and welfare benefit plans available to our full-time employees, generally. In 2011, employees of the Company also participated in the Holly Corporation Retirement Plan (a tax qualified defined benefit plan) (the “Holly Retirement Plan”) and the Thrift Plan for employees of Holly Corporation (a tax qualified defined contribution plan, now known as the HollyFrontier Corporation 401(k) Retirement Savings Plan) (the “Holly Thrift Plan”). The Holly Retirement Plan is described below in the narrative accompanying the Pension Benefits Table.

The Holly Thrift Plan is offered to all employees of the Company. Employees may, at their election, contribute to the Holly Thrift Plan amounts from 0% up to a maximum of 75% of their eligible compensation. In 2006, employees had the option to participate in both the Holly Retirement Plan and the Holly Thrift Plan. Effective January 1, 2007, the Holly Retirement Plan was frozen for new employees not covered by collective bargaining agreements with labor unions, and these new employees were required to participate in the new Automatic Thrift Plan Contribution feature under the Holly Thrift Plan (the amounts attributable to employer contributions for the Named Executive Officers are shown in the Summary Compensation Table below). To the extent an employee was hired prior to January 1, 2007, and elected to begin receiving the Automatic Thrift Plan Contribution under the Holly Thrift Plan, his participation in future benefits under the Holly Retirement Plan was frozen. For 2011, the Automatic Thrift Plan Contribution was up to 5% of eligible compensation, subject to applicable IRS limits and was paid in addition to employee deferrals and employer matching contributions under the Holly Thrift Plan.

In 2011, for employees not covered by collective bargaining agreements with labor unions, HFC provided matching of the employee’s contributions to the Holly Thrift Plan equal to 100% of the first 6% of the employee’s eligible compensation. Employee contributions that were made on a tax-deferred basis were generally limited to $16,500 per year, with employees 50 years of age or over able to make additional tax-deferred contributions of $5,500. Employer matching contributions for employees not covered by collective bargaining agreements with labor unions are vested immediately with no waiting period. Automatic Thrift Plan Contributions are still subject to a three year cliff vesting period.

Neither Messrs. Blair nor Cunningham elected to receive the Automatic Thrift Plan Contribution under the Holly Thrift Plan, and both remained in the Holly Retirement Plan that is discussed below in the section entitled “Pension Benefits Table.” Messrs. Blair (until his departure from the Company) and Cunningham are the only Named Executive Officers whose Holly Retirement Plan and Holly Thrift Plan benefits are charged to us by HFC. In 2011, Mr. Clifton participated in the Holly Retirement Plan and the Holly Retirement Restoration Plan. As of January 1, 2012, participants in the Holly Retirement Plan and the Holly Retirement Restoration Plan are no longer accruing additional benefits. Mr. Shaw formerly was a participant in the Holly Retirement Plan and has a Holly retirement benefit that was frozen in 2007. In 2011, Messrs. Clifton and Shaw and Ms. McWatters also participated in the Holly Thrift Plan and received matching contributions; however, Mr. Clifton did not receive the Automatic Thrift Plan Contribution because of his participation in the Holly Retirement Plan. Messrs. Clifton and Shaw and Ms. McWatters’ benefits are not charged to us by HFC. In 2011, Mr. Aron participated in the Frontier Oil Corporation retirement savings plan and nonqualified deferred compensation plan. Mr. Aron’s benefits were not charged to us by HFC.

Change in Control Agreements

As of the date of our latest Annual Report on Form 10-K, neither we nor the Company has entered into any employment agreements with any of the Named Executive Officers. In 2008, Holly Corporation entered into Change in Control Agreements with Messrs. Blair and Cunningham, the costs of which were borne by Holly Corporation and were not reimbursable by us. Such Change in Control Agreements were terminated effective as of February 14, 2011 as a result of the adoption of the Holly Energy Partners, L.P. Change in Control Policy and the related form of Change in Control Agreement (discussed below). HFC historically had provided these agreements to Messrs. Blair and Cunningham to provide for management continuity in the event of a change of control and to provide competitive benefits for the recruitment and retention of executives; however, for reasons unrelated to the HFC Merger (which, in any event, would not have triggered the Holly Corporation Change in Control Agreements with Messrs. Blair and Cunningham), including the increased size of the business and employee base of the Company, our board of directors determined that the Partnership should adopt its own Change in Control Policy and Change in Control Agreements.

On February 14, 2011, our board of directors adopted the Holly Energy Partners, L.P. Change in Control Policy and the related form of Change in Control Agreement to be entered into between the Partnership and certain officers of the Company. The material terms of, and the quantification of, the potential amounts payable under the Change in Control Agreements are described below in the section titled “Potential Payments upon Termination or Change in Control.” The Change in Control Agreements contain “double-trigger” payment provisions that will not only require a change in control, but a qualifying termination of the executive prior to the individual becoming entitled to benefits pursuant to these agreements. Each of Messrs. Blair and Cunningham entered into a Change in Control Agreement with the Partnership, effective as of February 14, 2011, in accordance with the Holly Energy Partners, L.P. Change in Control Policy. The Partnership bears all costs and expenses associated with these agreements. The provisions of the Change in Control Agreements adopted by our board of directors on February 14, 2011 were not triggered as to either of Messrs. Blair or Cunningham as a result of the HFC Merger and subsequent events; and, as a result of Mr. Blair’s departure from the Company, the Change in Control Agreement with Mr. Blair cannot be triggered in the future since both triggers of the “double-trigger” payment provision can no longer be satisfied. However, as mentioned above, the HFC Merger and the subsequent departure of Mr. Blair from his role as President of the Company to lead the Asphalt and Heavy Fuels Division of HFC triggered the change in control provisions of the LTIP, which provisions have not been amended.

HFC entered into Change in Control Severance Agreements with Mr. Clifton in May 2007 and Mr. Shaw and Ms. McWatters in January 2008, the costs of which are borne by HFC. The Change in Control Severance Agreements between HFC and each of Messrs. Clifton and Shaw and Ms. McWatters remain in effect. In 2008, Frontier entered into a Change in Control Severance Agreement with Mr. Aron, which remains in effect. The cost of Mr. Aron’s Change in Control Severance Agreement is borne by HFC.

2012 Compensation Decisions

At its January 24, 2012 meeting, the Committee determined that beginning in 2012, Mr. Shaw and Ms. McWatters would no longer receive long-term equity incentive compensation from the Partnership for the services provided by Mr. Shaw and Ms. McWatters to the Company and the Partnership, and all compensation paid to them would instead be paid by HFC. In reaching this decision, the Committee considered the number of other similarly situated employees that provide services to the Company and the Partnership through the Omnibus Agreement without received long-term equity compensation from the Partnership. Based on such consideration, the Committee determined that Mr. Shaw and Ms. McWatters should be treated in a manner similar to such other shared employees.

At its February 21, 2012 meeting, the Committee determined that in 2012, Mr. Clifton’s equity awards would be paid 75% in restricted units and 25% in performance units. In reaching this decision, the Committee considered the fact that 100% of Mr. Clifton’s total equity compensation would be paid by the Partnership in 2012 as compared to 25% in prior years with the remaining 75% being paid by HFC. In addition, the Committee considered the amount of time Mr. Clifton devoted to our business and the type of equity compensation paid to other employees at the Company. Based on these factors, the Committee determined that granting Mr. Clifton both restricted units and performance units provided Mr. Clifton sufficient current compensation, while at the same time making a portion of his compensation contingent on maximizing long-term value for the Partnership and its unitholders.

Compensation Committee Report

The Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management and, based on such review and discussion, the Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

Charles M. Darling, IV, Chairman

Jerry W. Pinkerton

William P. Stengel

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers in 2011, 2010 and 2009. As previously noted, the cash compensation and benefits for Named Executive Officers other than Messrs. Blair and Cunningham were not paid by us, but rather by HFC, and were not allocated to the services those Named Executive Officers performed for us in 2011. Information regarding the compensation paid to Messrs. Clifton, Aron and Shaw and Ms. McWatters as consideration for the services they perform for HFC will be reported in HFC’s 2012 proxy statement.

	September 30,	September 30,		September 30,		September 30,		September 30,	September 30,	September 30,	September 30,
Summary Compensation Table
Name and Principal Position	Year	Salary		Bonus (1)		Stock Awards (2)		Non-Equity Incentive Plan Compensation (3)	Change in Pension Value (4)	All Other Compensation (5)	Total
Matthew P. Clifton,	2011	—		—		$588,501		—	—	—	$588,501
Chairman of the Board, Chief	2010	—		—		844,057		—	—	—	844,057
Executive Officer and President (6)	2009	—		—		500,018		—	—	—	500,018
Bruce R. Shaw,	2011	—		—		93,770		—	—	—	93,770
Senior Vice President and	2010	—		—		93,783		—	—	—	93,783
Chief Financial Officer (7)	2009	—		—		77,519		—	—	—	77,519
Mark T.	2011	$210,344	(8)	$71,250		180,024		$58,750	$64,673	$12,600	597,641
Cunningham, Vice	2010	201,780		20,500		150,002		82,000	39,620	8,491	502,393
President – Operations	2009	181,380		—		70,017		85,000	27,907	10,863	375,167
Denise C.	2011	—		—		45,036		—	—	—	45,036
McWatters, Vice President, General	2010	—		—		45,018		—	—	—	45,018
Counsel and Secretary(9)	2009	—		—		37,513		—	—	—	37,513
David G. Blair,	2011	176,198	(10)	80,000	(11)	393,834	(12)	—	228,949	10,572	889,553
Former President	2010	312,000		44,000		393,800		156,000	153,366	13,253	1,072,419
	2009	274,851		—		310,030		210,000	100,105	14,700	909,686
Doug S. Aron Former Executive Vice President and Chief Financial Officer(13)	2011	—		—		—		—	—	—	—

(1)

Annual bonuses for services performed in 2011 will be paid in March 2012. Amounts in this column reflect the discretionary bonus, if any, payable pursuant to individual performance under our annual incentive bonus program and any other bonus paid outside our annual incentive bonus program. For Mr. Cunningham, the amount shown in this column also includes a one-time safety bonus of $12,500 awarded by the Committee to Mr. Cunningham based on Mr. Cunningham’s achievement of excellent safety results over a multi-year period. For Mr. Blair, the amount shown in this column reflects a bonus of $80,000, or approximately 50% of his “Target” annual bonus, paid to Mr. Blair in connection with his departure from the Company.

(2)

Amounts reported for stock awards in each of the 2011, 2010 and 2009 years represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, and does not reflect the actual value that may be recognized by the executive. See notes 7, 6 and 7 to our consolidated financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2009, 2010 and 2011, respectively, for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards. With respect to performance units, the amounts in the table above were based on an estimated payment of 110% of the award in each of 2009, 2010 and 2011 as this is the “probable” payout percentage for the performance units in such year and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. If it is assumed that the performance units granted in 2011 would be paid out at the maximum payout level of 150%, Mr. Clifton would receive $802,531. In connection with the end of Mr. Blair’s employment with the Company, pursuant to the Performance Unit Agreement between the Company and Mr. Blair, dated as of March 1, 2011, Mr. Blair agreed to forfeit performance units granted to him in 2011 under the LTIP. The terms of the 2011 performance unit awards and the 2011 restricted stock awards are provided below in the narrative following the “2011 Grants of Plan-Based Awards” table. For additional information on restricted stock and performance unit awards, see below under “2011 Outstanding Equity Awards at Fiscal Year End.” No other forfeitures of equity awards to the Named Executive Officers occurred in 2011.

(3)

The annual bonus amounts for services performed in 2011 (paid in March 2012) reflect the actual bonuses payable to Mr. Cunningham pursuant to our annual incentive compensation program the components of which are described below in greater detail in the narrative following the “2011 Grants of Plan-Based Awards” table. Mr. Blair received a bonus of $80,000, or approximately 50% of his “Target” annual bonus, in connection with his departure from the Company and will not be entitled to receive a non-equity incentive plan bonus with respect to his services to the Company and the Partnership in 2011 or thereafter as a consequence of his prior services.

(4)	The amounts shown in this column reflect the following assumptions:

	December 31, 2009	December 31, 2010	December 31, 2011
Discount Rate:	6.2%	5.65%	4.60%
Mortality Table:	RP2000 White Collar Projected to 2020 (50% Male/ 50% Female)	RP2000 White Collar Projected to 2020 (50% Male/ 50% Female)	2011 IRS Prescribed Mortality – Static Annuitant, male and female

Retirement Age:	the later of current age or age 62	the later of current age or age 62	the later of current age or age 62

(5)

This reflects matching contributions made to the Holly Thrift Plan by the Company, which were reimbursed by the Partnership (only applicable to Mr. Cunningham and Mr. Blair (through July 19, following which Mr. Blair’s matching contributions were made by HFC)). Since Messrs. Blair and Cunningham elected to remain in the Holly Retirement Plan, as discussed in greater detail below in the section titled “Pension Benefits Table,” the only contributions are employer matching of employee contributions, subject to the limits described above in the section titled “Retirement and Benefit Plans.”

(6)

Mr. Clifton served as Chairman of the Board and Chief Executive Officer until the effective time of the HFC Merger. Effective July 1, 2011, Mr. Clifton was named Chairman of the Board, Chief Executive Officer and President.

(7)

Mr. Shaw served as Senior Vice President and Chief Financial Officer until June 30, 2011. Effective July 1, 2011, Mr. Shaw was named Senior Vice President, Strategy and Corporate Development, a position which he held through December 30, 2011. Effective December 31, 2011, Mr. Shaw was named Senior Vice President and Chief Financial Officer and his former position as Senior Vice President, Strategy and Corporate Development of the Company was not filled and therefore eliminated.

(8)

As of January 1, 2011, Mr. Cunningham’s annual salary was $205,000. His annual salary was increased to $211,200 effective February 21, 2011. His actual payroll payments in 2011 were $210,007 due to our bi-weekly payroll system (the December 12, 2011 through December 25, 2011 payroll payment was made on January 3, 2012 and the December 26, 2011 through December 31, 2011 payroll payment was made on January 17, 2012). Similar adjustments were made for other mid-period pay adjustments in prior periods.

(9)

The value of compensation received by Ms. McWatters from us does not exceed $100,000. Nevertheless, the value of the equity award granted to her by us has been included to provide investors with an understanding of the compensation provided to Ms. McWatters by us in consideration for her services to the Partnership. The inclusion of Ms. McWatters in our tabular disclosures has not resulted in the exclusion of any other executive officer from our executive compensation disclosures.

(10)

As of January 1, 2011, Mr. Blair’s annual salary was $312,000. His annual salary was increased to $321,400 effective February 21, 2011. Mr. Blair was employed by the Company through June 30, 2011, however, due to our bi-weekly payroll system, Mr. Blair was paid through July 10, 2011.

(11)

Mr. Blair served as President until the effective time of the HFC Merger. As a result of his departure from his position as President of the Company to lead the Asphalt and Heavy Fuels Division of HFC, Mr. Blair received a lump sum payment of $80,000, which is equal to approximately 50% of his target annual bonus.

(12)

While Mr. Blair received awards of restricted units and performance units in 2011, he forfeited those awards in connection with his departure from his position as President of the Company to lead the Asphalt and Heavy Fuels Division of HFC. Nevertheless, as required by SEC disclosure rules, the grant date fair value of the forfeited 2011 awards are reported in the table above.

(13)

Effective July 1, 2011, Mr. Aron was named Executive Vice President and Chief Financial Officer. Mr. Aron held such position until December 30, 2011. As of December 31, 2011, Mr. Aron no longer serves as an officer of the Company.

2011 Grants of Plan-Based Awards

The following table sets forth, for each Named Executive Officer, information about awards under our equity and non-equity incentive plans made during the year ending December 31, 2011. In this table, awards are abbreviated as “AICP” for the annual incentive cash compensation program, as “RUA” for restricted unit awards, and “PUA” for performance unit awards.

(a) Name			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			(i) All other Equity Awards (3)	(k) Grant Date Fair Value (4)
	Type	(b) Grant Date	(c) Threshold	(d) Target	(e) Maximum	(f) Threshold(#)	(g) Target (#)	(h) Maximum (#)
Matthew P. Clifton	PUA	3/1/11	—	—	—	4,485	8,969	13,454	—	$588,501
Bruce R. Shaw	RUA	3/1/11	—	—	—	—	—	—	1,572	$93,770
Mark T. Cunningham	RUA	3/1/11	—	—	—	—	—	—	3,018	$180,024
	AICP	—	—	$84,480	$168,960	—	—	—	—	—
Denise C. McWatters	RUA	3/1/11	—	—	—	—	—	—	755	$45,036
David G. Blair(5)	PUA	3/1/11	—	—	—	1,572	3,144	4,716	—	$206,294
	RUA	3/1/11	—	—	—	—	—	—	3,144	$187,540
	AICP	—	—	$160,700	$321,400	—	—	—	—	—
Douglas S. Aron(6)	—	—	—	—	—	—	—	—	—	—

(1)

The amounts in columns (d) and (e) reflect the “Target” and “Maximum” bonus award amounts for Mr. Blair and Mr. Cunningham with respect to cash bonuses awarded pursuant to our Annual Incentive Plan in 2011 based on the percentages set forth below in the section titled “Annual Incentive Cash Bonus Compensation.” No “Threshold” is reported because our Annual Incentive Plan does not specify a “Threshold” amount. The “Target” amount represents 50% and 40% of the base salaries of Messrs. Blair and Cunningham, respectively. The “Maximum” represents 200% of the respective employee’s “Target” amount. As a result of his departure from the Company, Mr. Blair received a lump sum cash payment of $80,000, which is equal to approximately 50% of his target annual bonus.

(2)

The amounts in columns (f), (g) and (h) represent the “Threshold” (50%), “Target” (100%) and “Maximum” (150%) payment levels with respect to grants of performance units in 2011. The Committee approved a grant of 8,969 performance units to Mr. Clifton and 3,144 performance units to Mr. Blair, the vesting schedules of which are described in the narrative below. In connection with the departure of Mr. Blair from the Company, Mr. Blair agreed to forfeit the performance units granted to him in 2011 under the LTIP.

(3)

The Committee approved a grant of 3,144 restricted units to Mr. Blair, 3,018 restricted units to Mr. Cunningham, 1,572 restricted units to Mr. Shaw and 755 restricted units to Ms. McWatters, the vesting schedules of which are described in the narrative below. In connection with Mr. Blair’s departure from the Company, Mr. Blair agreed to forfeit the restricted units granted to him in 2011 under the LTIP.

(4)

This reflects the price of $59.65, the closing price at the close of business on February 28, 2011, the last business day immediately preceding the date of grant. The value of performance units was calculated using the $59.65 price based on an estimated payment of 110% of the award, which is the “probable” payout percentage for the performance units and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, determined without regard to forfeitures. The assumptions used in calculating the assumed payout of performance units is discussed in footnote 2 to the Summary Compensation Table.

(5)

While Mr. Blair received awards of restricted units and performance units in 2011, Mr. Blair agreed to forfeit those awards when he left his position as President of the Company in connection with the HFC Merger to lead the Asphalt and Heavy Fuels Division of HFC. However, as required by SEC disclosure rules, the grant date fair value of the forfeited 2011 awards are reported in the table above.

(6)

Mr. Aron was named Executive Vice President and Chief Financial Officer effective July 1, 2011. Mr. Aron held such position until December 30, 2011. As of December 31, 2011, Mr. Aron no longer serves as an officer of the Company. He did not receive any plan-based awards in 2011.

The 2011 awards of performance units and restricted units were issued under our LTIP. The material terms of these awards are described below.

2011 Performance Units

Under the terms of the performance units granted to Messrs. Clifton and Blair in 2011, each employee may earn from 50% to 150% of the performance units, based on the total increase in our distributable cash flow per common unit. The performance period for the awards began on January 1, 2011 and ends on December 31, 2013. In connection with Mr. Blair’s departure from the Company, pursuant to the Performance Unit Agreement between the Company and Mr. Blair, dated as of March 1, 2011, Mr. Blair agreed to forfeit performance units granted to him in 2011 under the LTIP. Following the completion of the performance period, Mr. Clifton shall be entitled to a payment of a number of common units equal to the result of multiplying his original grant amounts by the performance percentage set forth below:

Performance Unit Vesting Criteria
3-Year Total Increase in Distributable Cash Flow per Common Unit above $12.864	Performance Percentage (%) to be Multiplied by Performance Units
$0.00	50%
$1.057	100%
$2.170 or more	150%

In order to receive 100% of the units subject to this award, the distributable cash flow per common unit in the three years ended December 31, 2013 must total $13.92 per unit. In order to receive 150%, the distributable cash flow per common unit for the three years ended December 31, 2013 must total $15.03 per unit. The percentages are interpolated between points.

In the event that the employment of Mr. Clifton terminates prior to January 1, 2014, other than due to a special involuntary termination associated with a defined change-in-control event, an involuntary termination, death, disability or retirement, he will forfeit his award. In the event of the involuntary termination, death or total and permanent disability of Mr. Clifton, as determined by the Committee in its sole discretion, or upon Mr. Clifton’s retirement after attaining age 62 or an earlier retirement age approved by the Committee in its sole discretion, Mr. Clifton will remain eligible to vest with respect to a pro rata number of units attributable to the period of service completed during the 36 month period (rounded up to include the month of termination) and will forfeit any unvested units. Any units that are not forfeited will become vested and payable based upon the performance actually achieved by us as of the end of the specified performance period. In its sole discretion, the Committee may make a payment assuming a performance percentage of up to 150% instead of the prorated number. As shown in the “2011 Grants of Plan-Based Awards” table above, the amount shown in column (f) reflects the minimum payment amount of 50%, the amount shown in column (g) reflects the target payment amount of 100% and the amount shown in column (h) reflects the maximum payment amount of 150%.

Prior to vesting, distributions are paid on each performance unit at the same rate as distributions paid on our common units. The termination and change-in-control provisions of this award are described below under the section titled “Potential Payments upon Termination or Change in Control.” Additional information regarding the performance unit awards can be found above under “Compensation Discussion and Analysis – Long-Term Incentive Equity Compensation – Performance Units.”

2011 Restricted Units

Under the terms of the restricted units granted in 2011, except in the case of early termination, the restricted units become vested in accordance with the following schedule:

Restricted Unit Vesting Criteria
Vesting Date	Cumulative Amount of Restricted Units Vested
Immediately following December 31, 2011	1/3
Immediately following December 31, 2012	2/3
Immediately following December 31, 2013	All

Other than due to a special involuntary termination associated with a defined change-in-control event, death, disability or retirement, if an employee’s employment is terminated prior to one of the vesting dates specified above, all unvested restricted units will be forfeited. In the event of the employee’s death, total and permanent disability as determined by the Committee in its sole discretion, or upon either of the employee’s retirement after attaining age 62 or an earlier retirement age approved by the Committee in its sole discretion, the employee will vest with respect to a pro rata number of units attributable to the period of service completed during the 36 month period (rounded up to include the month of termination) and will forfeit any unvested units. In its sole discretion, the Committee may decide to vest all of the units in lieu of the prorated number. Each listed employee is a unitholder with respect to all of the restricted units and has the right to receive all distributions paid with respect to such restricted units. The termination and change-in-control provisions of this award are described below in the section titled “Potential Payments upon Termination or Change in Control.”

In connection with Mr. Blair’s departure from the Company, pursuant to the Restricted Unit Agreement between the Company and Mr. Blair, dated as of March 1, 2011, Mr. Blair agreed to forfeit the restricted units granted to him in 2011 under the LTIP.

Annual Incentive Cash Bonus Compensation

The cash bonuses that are available to our Named Executive Officers under the Annual Incentive Plan are based upon pre-set percentages of salary, achieved by reaching certain performance levels. A more detailed description of the pre-established performance criteria utilized in 2011 can be found above in the Compensation Discussion and Analysis under the section titled “Annual Incentive Cash Bonus Compensation.” The following chart reflects the target percentages that were set for Messrs. Blair and Cunningham for 2011 (Messrs. Clifton, Aron and Shaw and Ms. McWatters do not receive cash bonuses under our Annual Incentive Plan).

Name and Principal Position	Actual Distributable Cash Flow vs. Budget	Individual Performance	Target Incentive Compensation (1)
David G. Blair, President	35%	15%	50%

Mark T. Cunningham, Vice President - Operations	20%	20%	40%

(1)

Pursuant to our Annual Incentive Plan, the percentages with respect to the performance criteria identified in the first two columns actually achieved for each individual are added together and then multiplied by the base salary for each individual. The “Target” and “Maximum” awards are reflected above in the chart in the “2011 Grants of Plan Based Awards” section. Neither of the listed employees received the “Maximum” awards. When the Committee established the 2011 performance criteria, the Committee determined that it could award a total of up to 200% of the total target bonus based on performance in excess of the targets (or 100% and 80% of the base salaries of Messrs. Blair and Cunningham, respectively). The Committee awarded Mr. Cunningham $117,500 pursuant to the Annual Incentive Plan in recognition of the achievement of his performance targets. In addition, the Committee awarded Mr. Cunningham a discretionary bonus of $12,500 as a one-time safety bonus based on Mr. Cunningham’s achievement of excellent safety results over a multi-year period. As a result of his departure from the Company, Mr. Blair received a lump sum cash payment of $80,000, which is equal to approximately 50% of his “Target” annual bonus. Mr. Blair will not be entitled to receive any additional annual incentive bonus with respect to his services to the Company and the Partnership in 2011.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth, for each of our Named Executive Officers, information regarding restricted and performance units that were held as of December 31, 2011, including awards that were granted prior to 2011:

	September 30,	September 30,	September 30,		September 30,
	Equity Awards (1)(2)
Name	Number of Units That Have Not Vested	Market Value of Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Units, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Units, Units or Other Rights That Have Not Vested
Matthew P. Clifton	—	—	64,487	(3)	$3,468,083
Bruce R. Shaw	4,149	$223,133	—		—
Mark T. Cunningham	6,367	342,417	—		—
Denise C. McWatters	1,996	107,345	—		—
David G. Blair (4)	—	—	—		—
Doug S. Aron	—	—	—		—

(1)	The values are based upon the closing market price of $53.78 on December 30, 2011 (the last business day in 2011).

(2)	All awards are more particularly described in the text that immediately follows this chart.

(3)

Includes 42,991 performance units which were multiplied by 1.5 because these performance units are subject to a maximum threshold of 150%. On January 25, 2011, the Committee determined that performance standards applicable to the vesting of the 7,802 restricted units granted to Mr. Clifton in 2005 had not been met, and, as a result, Mr. Clifton forfeited the 7,802 restricted units. In addition, on January 25, 2011, the Committee determined that the 10,522 performance units granted to Mr. Clifton in 2008 should be paid out at a performance percentage of 112%.

(4)

In connection with Mr. Blair’s departure from the Company, the restricted units granted to Mr. Blair in 2009 and 2010 vested in full, and Mr. Blair agreed to forfeit the restricted units granted to him in 2011. The performance units granted to Mr. Blair in 2009 and 2010 were paid out at a performance percentage of 100%, and Mr. Blair agreed to forfeit the performance units granted to him in 2011. In addition, on January 25, 2011, the Committee determined that the 3,815 performance units granted to Mr. Blair in 2008 should be paid out at a performance percentage of 112%, and effective January 1, 2011, the 1,271 restricted units granted to Mr. Blair in 2008 vested in full.

The following chart sets forth by year of grant the number of restricted and performance units awarded to our Named Executive Officers that remained outstanding as of December 31, 2011, and that are reflected in the immediately preceding chart:

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
Name	2009 Restricted Units (1)	2009 Performance Units (2)	2010 Restricted Units (3)	2010 Performance Units (4)	2011 Restricted Units (5)	2011 Performance Units (6)	Total
Matthew P. Clifton	—	21,460	—	12,562	—	8,969	42,991
Bruce R. Shaw	1,109	—	1,468	—	1,572	—	4,149
Mark T. Cunningham	1,001	—	2,348	—	3,018	—	6,367
Denise C. McWatters	536	—	705	—	755	—	1,996
David G. Blair	—	—	—	—	—	—	—
Doug S. Aron	—	—	—	—	—	—	—

(1)	Under the terms of the March 2009 restricted unit grants, except in the case of early termination, the restricted units become vested in accordance with the following schedule:

Restricted Unit Vesting Criteria
Vesting Date	Cumulative Amount of Restricted Units Vested
Immediately following December 31, 2009	1/3
Immediately following December 31, 2010	2/3
Immediately following December 31, 2011	All

In its sole discretion, the Committee may decide to vest all of the units. Each listed employee is a unitholder with respect to all of the restricted units and has the right to receive all distributions paid with respect to such restricted units. The termination and change-in-control provisions of this award are described below under the section titled “Potential Payments upon Termination or Change in Control.” Effective January 1, 2012, the restricted units vested with respect to all the Named Executive Officers who received March 2009 restricted unit grants other than Mr. Blair. As a result of Mr. Blair’s departure from the Company, pursuant to the LTIP and associated grant agreements, the remainder of the restricted units granted to Mr. Blair in 2009 vested in full.

(2)

Mr. Clifton and Mr. Blair received awards of 21,460 and 6,653 performance units, respectively, in March 2009. Under the terms of the grant, the employees may earn from 50% to 150% of the performance units, based on the total increase in our cash distributions on our common units. The performance period for the award began on January 1, 2009 and ends on December 31, 2011. Following the completion of the performance period, the employees shall be entitled to payment of a number of common units equal to the result of multiplying the original grant amounts by the performance percentage set forth below:

Performance Unit Vesting Criteria
3-Year Total Increase in Cash Distributions Per Common Unit above $9.18 (1)	Performance Percentage (%) to be Multiplied by Performance Units
$0.00	50%
$0.658	100%
$1.346 or more	150%

(1)	$9.18 represents a 3-year cumulative distribution of $3.06 per annum, $3.06 being the annual distribution rate in effect at the start of the performance period.

(2)

In order to receive 50% of the units subject to this award, the cash distributions per unit declared and paid in the three years ended December 31, 2011 must total $9.18 per unit. In order to receive 100%, the distributions per unit declared and paid for the three years ended December 31, 2011 must total $9.84 per unit. In order to receive 150%, the distributions per unit declared and paid in the three years ended December 31, 2011 must total $10.53 per unit. The percentages are interpolated between points.

In its sole discretion, the Committee may make a payment assuming a performance percentage of up to 150%. Prior to vesting, distributions are paid on each performance unit at the same rate as distributions paid on our common units. The termination and change-in-control provisions of this award are described below under the section titled “Potential Payments upon Termination or Change in Control.” On January 24, 2012, the Committee determined that the performance percentage applicable to these performance units was 109%, and Mr. Clifton was paid 23,391 common units in accordance with such determination. As a result of Mr. Blair’s departure from the Company, pursuant to an agreement with the Partnership, the remainder of the performance units granted to Mr. Blair in 2009 under the LTIP were paid out at a performance percentage of 100% (rather than 150% as the LTIP provides in the event of a special involuntary termination).

(3)	Under the terms of the March 2010 restricted unit grants, except in the case of early termination, the restricted units become vested in accordance with the following schedule:

Restricted Unit Vesting Criteria
Vesting Date	Cumulative Amount of Restricted Units Vested
Immediately following December 31, 2010	1/3
Immediately following December 31, 2011	2/3
Immediately following December 31, 2012	All

Each listed employee is a unitholder with respect to all of the restricted units and has the right to receive all distributions paid with respect to such restricted units. The termination and change-in-control provisions of this award are described below in the section titled “Potential Payments upon Termination or Change in Control.” As a result of Mr. Blair’s departure from the Company, pursuant to the LTIP and the related grant agreement, the remainder of the restricted units granted to Mr. Blair under the LTIP in 2010 vested in full.

(4)

Mr. Clifton and Mr. Blair received awards of 12,562 and 4,403 performance units, respectively, in March 2010. Under the terms of the grant, the employees may earn from 50% to 150% of the performance units, based on the total increase in our distributable cash flow per common unit. The performance period for the award began on January 1, 2010 and ends on December 31, 2012. Following the completion of the performance period, the employees shall be entitled to payment of a number of common units equal to the result of multiplying the original grant amounts by the performance percentage set forth below:

Performance Unit Vesting Criteria
3-Year Total Increase in Distributable Cash Flow per Common Unit above $12.492 (1)	Performance Percentage (%) to be Multiplied by Performance Units
$0.00	50%
$1.026	100%
$2.107 or more	150%

(1)

$12.492 represents a 3-year cumulative distributable cash flow per common unit of $4.164 per annum, $4.164 being the annual distributable cash flow per common unit rate in effect at the start of the performance period.

In order to receive 50% of the units subject to this award, the distributable cash flow per common unit for the three years ended December 31, 2012 must total $12.492 per unit. In order to receive 100%, the distributable cash flow per common unit for the three years ended December 31, 2012 must total $13.52 per unit. In order to receive 150%, the distributable cash flow per common unit for the three years ended December 31, 2012 must total $14.60 per unit. The percentages are interpolated between points.

In its sole discretion, the Committee may make a payment assuming a performance percentage of up to 150%. Prior to vesting, distributions are paid on each performance unit at the same rate as distributions paid on our common units. The termination and change-in-control provisions of this award are described below under the section titled “Potential Payments upon Termination or Change in Control.”

As a result of Mr. Blair’s departure from the Company, pursuant to the LTIP and the related grant agreement, the performance units granted to Mr. Blair in 2010 under the LTIP were paid out at a performance percentage of 100% (rather than 150% as the LTIP provides in the event of a special involuntary termination).

(5)

The vesting dates for the restricted units granted in March 2011 are described in the narrative disclosures in the section titled “2011 Grants of Plan-Based Awards” under the heading “Restricted Units.”

(6)

Messrs. Clifton and Blair received an award of performance units in March 2011. The vesting dates for this award are described in the narrative disclosures in the section titled “2011 Grants of Plan-Based Awards” under the heading “Performance Units.”

2011 Option Exercises and Units Vested

The following table presents unit awards held by our Named Executive Officers that vested during 2011. To date, the Partnership has not granted any unit options.

	September 30,	September 30,
	Unit Awards
Named Executive Officer	Number of Units Acquired on Vesting	Value Realized on Vesting (1)
Matthew P. Clifton (2)	11,785	$612,820
Bruce R. Shaw (3)	3,479	177,116
Mark T. Cunningham (4)	2,792	142,141
Denise C. McWatters (5)	890	45,310
David G. Blair (6)	25,438	1,355,300
Doug S. Aron	—	—

(1)

Value realized from the vesting of restricted unit and/or performance unit awards is equal to the closing price of our common units on the vesting date (or, if the vesting date is not a trading date, on the trading date immediately prior to the date of vesting) multiplied by the number of vested units (calculated before payment of any applicable withholding or other income taxes).

(2)

This amount includes 11,785 performance units that became payable to Mr. Clifton on January 26, 2011, when the closing price of the Partnership’s common units was $52.00, upon the Committee’s determination that the performance percentage applicable to 10,522 performance units granted to Mr. Clifton in March 2008 was 112%.

(3)

The following restricted units previously granted to Mr. Shaw vested on January 1, 2011 (based on the closing price of the Partnership’s common units on December 31, 2010 of $50.91 since January 1, 2011 was not a trading day): (a) 636 restricted units granted in March 2008; (b) 1,000 restricted units granted in April 2008; (c) 1,109 restricted units granted in March 2009; and (d) 734 restricted units granted in March 2010.

(4)

The following restricted units previously granted to Mr. Cunningham vested on January 1, 2011 (based on the closing price of the Partnership’s common units on December 31, 2010 of $50.91 since January 1, 2011 was not a trading day): (a) 616 restricted units granted in March 2008; (b) 1,002 restricted units granted in March 2009; and (c) 1,174 restricted units granted in March 2010.

(5)

The following restricted units previously granted to Ms. McWatters vested on January 1, 2011 (based on the closing price of the Partnership’s common units on December 31, 2010 of $50.91 since January 1, 2011 was not a trading day): (a) 537 restricted units granted in March 2009; and (b) 353 restricted units granted in March 2010.

(6)	This amount includes:

(a)

restricted units previously granted to Mr. Blair that vested on January 1, 2011 (based on the closing price of the Partnership’s common units on December 31, 2010 of $50.91 since January 1, 2011 was not a trading day): (i) 1,271 restricted units granted in March 2008; (ii) 2,218 restricted units granted in March 2009; and (iii) 1,468 restricted units granted in March 2010.

(b)

restricted units previously granted to Mr. Blair that vested on July 1, 2011 (based on a closing price of the Partnership’s common units of $54.34): (i) 2,217 restricted units granted in March 2009; and (ii) 2,935 restricted units granted in March 2010.

(c)

4,273 performance units that became payable to Mr. Blair on January 26, 2011, when the closing price of the Partnership’s common units was $52.00, upon the Committee’s determination that the performance percentage applicable to 3,815 performance units granted to Mr. Blair in March 2008 was 112%.

(d)

6,653 performance units granted to Mr. Blair in March 2009 that became payable to Mr. Blair at 100% on July 1, 2011 upon his special involuntary termination from the Company (rather than 150% as the LTIP provides in the event of a special involuntary termination) when the closing price of the Partnership’s common units was $54.34; and

(e)

4,403 performance units granted to Mr. Blair in March 2010 that became payable to Mr. Blair at 100% on July 1, 2011 upon his special involuntary termination from the Company (rather than 150% as the LTIP provides in the event of a special involuntary termination) when the closing price of the Partnership’s common units was $54.34.

Pension Benefits Table

In 2011, Mr. Clifton participated in the Holly Retirement Plan, which generally provides a defined benefit to participants following their retirement, and the Holly Retirement Restoration Plan, which provides supplemental retirement benefits to the participants in the plan. Mr. Cunningham and Mr. Blair also participated in the Holly Retirement Plan in 2011. As of January 1, 2012, participants in the Holly Retirement Plan and the Holly Retirement Restoration Plan are no longer accruing additional benefits. Mr. Shaw formerly was a participant in the Holly Retirement Plan and has a Holly retirement benefit that was frozen in 2007. In 2011, Mr. Aron did not participate in a defined benefit pension plan, although he participated in the tax-qualified and nonqualified defined contribution retirement savings plan previously maintained by Frontier Oil Corporation. The table below sets forth an estimate of the retirement benefits payable to Messrs. Blair and Cunningham at normal retirement age under the Holly Retirement Plan. Even though Mr. Clifton also participated in the Holly Retirement Plan, since we do not reimburse the Company for his pension benefits, which are instead paid for by HFC, we have not provided any disclosure with respect to his potential retirement benefits. The costs of the pension benefits for Mr. Blair (prior to his departure from with the Company) were, and for Mr. Cunningham are, reimbursed to the Company on a current basis.

	September 30,	September 30,	September 30,	September 30,
Pension Benefits
Name (a)	Plan Name (b)	Number of Years Credited Service (c)	Present Value of Accumulated Benefit (d)	Payments During Last Fiscal Year (e)
Matthew P. Clifton	—	—	—	—
Bruce R. Shaw	—	—	—	—
Mark T. Cunningham(1)	Retirement Plan	7.5	$177,958	$0
Denise C. McWatters	—	—	—	—
David G. Blair	Retirement Plan	30.8	$992,629	$0
Douglas S. Aron	—	—	—	—

(1)	Mr. Cunningham is not eligible to commence receiving any benefit under the Holly Retirement Plan as of December 31, 2011.

Since Mr. Blair is over age 50 and has more than 10 years of service, he is eligible for early retirement under the Holly Retirement Plan as of December 31, 2011. His early retirement benefit that would be payable had he elected to receive such a benefit beginning January 1, 2012 is estimated to be $5,865 per month payable for his lifetime or $1,109,403 payable as a lump sum.

The actuarial present value of the accumulated benefits reflected in the above chart was determined using the same assumptions as used for financial reporting purposes (which are discussed further in note 17 to HFC’s consolidated financial statements for the fiscal year ended December 31, 2011) except the payment date was assumed to be age 62 for the Holly Retirement Plan rather than age 65. The earliest age at which a benefit can be paid with no benefit reduction under the Holly Retirement Plan is 62. In addition, the material assumptions used for these calculations include the following:

Discount Rate 4.60%

Mortality Table 2011 IRS Prescribed Mortality – Static Annuitant, male and female

The amount of benefits accrued under the Holly Retirement Plan is based upon a participant’s compensation, age and length of service. The compensation taken into account under the Holly Retirement Plan is a participant’s average monthly compensation, which is based on an individual’s base salary or base pay and any quarterly bonuses during the highest consecutive 36-month period of employment. No quarterly bonuses were provided to executives in 2011, but quarterly bonuses were paid to some non-executive union employees.

The Holly Retirement Plan provides for benefits upon normal retirement, early retirement, and late retirement, as well as providing accelerated deferred vested benefits, disability benefits, and death benefits. The normal retirement benefit under the plan may commence after an employee retires following his or her attainment of age 65. The normal form of payment is a monthly pension for the participant’s life in an amount equal to (a) 1.6% of the participant’s average monthly compensation multiplied by his or her total years of credited benefit service, minus (b) 1.5% of the participant’s primary social security benefit multiplied by his or her total years of credited benefit service, such amount not to exceed 45% of the participant’s primary social security benefit. Accrued benefits under the Holly Retirement Plan were frozen based on pay and service as of the close of business on December 31, 2011. In addition, a participant who (i) has attained age 50 and completed at least 10 years of service, or (ii) has attained age 55 and completed at least 3 years of service may elect to terminate employment and begin receiving benefits under the Holly Retirement Plan. If such a participant begins receiving benefits under the Holly Retirement Plan on or after the date the participant attains age 60 but before he reaches age 62, such benefits will be reduced by 1/12th of 21/2% for each full month that such benefits begin before age 62. If benefits begin before age 60, the participant’s Holly Retirement Plan benefits will be reduced by 1/12th of 5% for each full month that such benefits begin before age 60.

An employee’s benefit service is not deemed interrupted if the employee performed services for HFC and is later transitioned to work as a Company employee. Instead of the normal form of payment, participants may also elect to receive their accrued benefits in the form of a life annuity with a period certain, a contingent annuity, or a lump sum. Participants in the cash balance feature of the Holly Retirement Plan were allowed to make a one-time irrevocable election during the 2009 year to freeze their benefit accruals under the Holly Retirement Plan and elect to participate in the automatic contribution feature under the defined contribution plan effective as of January 1, 2010, and participation under the cash balance feature was frozen to new employees; however, as previously noted, neither Messrs. Blair nor Cunningham elected to participate in such an option.

Benefits up to limits set by the Code are funded by HFC’s contributions to the Holly Retirement Plan, with the amounts determined on an actuarial basis. In 2011, the Code limited benefits that could be covered by the Holly Retirement Plan’s assets to $200,000 per year (subject to increases for future years based on price level changes) and limited the compensation that could be taken into account in computing such benefits to $250,000 per year (subject to certain upward adjustments for future years).

Nonqualified Deferred Compensation Table

Other than Mr. Aron, our Named Executive Officers did not participate in any nonqualified deferred compensation plan in 2011. In his capacity as an executive of HFC, Mr. Aron participated in the Frontier Oil Corporation Non-Qualified Deferred Compensation Plan in 2011. All benefits under the plan are paid by HFC and are not subject to reimbursement by the Company or the Partnership. A description of the Frontier Oil Corporation Non-Qualified Deferred Compensation Plan (and Mr. Aron’s benefits thereunder) is disclosed in HFC’s 2012 proxy statement.

Potential Payments Upon Termination or Change of Control

There are no employment agreements currently in effect between us and any Named Executive Officer. In 2008, Holly Corporation entered into Change in Control Agreements with Messrs. Blair and Cunningham, the costs of which were borne by Holly Corporation and were not reimbursable by us; however, such Change in Control Agreements were terminated effective as of February 14, 2011 as a result of the adoption of the Holly Energy Partners, L.P. Change in Control Policy and the related form of Change in Control Agreement (discussed below). HFC historically had provided these agreements to Messrs. Blair and Cunningham to provide for management continuity in the event of a change of control and to provide competitive benefits for the recruitment and retention of executives; however, for reasons unrelated to the HFC Merger (which, in any event, would not have triggered the Holly Corporation Change in Control Agreements with Messrs. Blair and Cunningham), including the increased size of the business and employee base of the Company, our board of directors determined that the Partnership should adopt its own Change in Control Policy and Change in Control Agreements. HFC entered into Change in Control Severance Agreements with Mr. Clifton in May 2007 and with Mr. Shaw and Ms. McWatters in January 2008, the costs of which also are borne by HFC. The Change in Control Severance Agreements between HFC and each of Messrs. Clifton and Shaw and Ms. McWatters remain in effect. In 2008, Frontier Oil Corporation entered into a Change in Control Severance Agreement with Mr. Aron, which was assumed by HFC and remains in effect. The cost of Mr. Aron’s Change in Control Severance Agreement is borne by HFC. Because Messrs. Clifton, Aron and Shaw and Ms. McWatters do not perform services solely on behalf of the Partnership, a quantification of their potential benefits under their respective Change in Control Agreements is not provided below but is disclosed in HFC’s 2012 proxy statement. Further, the Change in Control Agreements with Messrs. Clifton, Aron and Shaw and Ms. McWatters trigger only upon a change in control of HFC.

On February 14, 2011, our board of directors adopted the Holly Energy Partners, L.P. Change in Control Policy and the related form of Change in Control Agreement to be entered into between the Partnership and certain officers of the Company. Each of Messrs. Blair and Cunningham entered into a Change in Control Agreement with the Partnership, effective as of February 14, 2011, in accordance with the Holly Energy Partners, L.P. Change in Control Policy adopted by our board of directors. The provisions of the Change in Control Agreements adopted by our board of directors on February 14, 2011 were not triggered as to either of Messrs. Blair or Cunningham as a result of the HFC Merger and subsequent events; and, as a result of the end of Mr. Blair’s employment with the Company, the Change in Control Agreement with Mr. Blair cannot be triggered in the future since both triggers of the “double-trigger” payment provision can no longer be satisfied. However, the HFC Merger and the subsequent departure of Mr. Blair from his role as President of the Company to lead the Asphalt and Heavy Fuels Division of HFC triggered the change in control provisions of the LTIP, which provisions have not been amended. The discussion below describes the Change in Control Agreement in effect between the Partnership and Mr. Cunningham as of December 31, 2011.

The Change in Control Agreement terminates on January 31, 2014, and thereafter automatically renews for one year terms (on each anniversary date thereafter) unless a cancellation notice is given by the Partnership 60 days prior to the automatic extension date. The Change in Control Agreement provides that if, in connection with or within two years after a “Change in Control” of HFC, the Company or the Partnership (1) the executive is terminated without “Cause,” leaves voluntarily for “Good Reason,” or is terminated as a condition of the occurrence of the transaction constituting the “Change in Control,” and (2) the executive is not offered employment with HFC, the Company, the Partnership, the General Partner or any of their affiliates on substantially the same terms in the aggregate as his previous employment with the Company within 30 days after the termination, then the executive will receive the following cash severance amounts paid by the Partnership as outlined in the table below:

•	a cash payment, paid within 10 days following the executive’s termination, equal to his accrued and unpaid salary, unreimbursed expenses and accrued vacation pay, and

•

a lump sum amount, paid within 15 days following the executive’s termination, equal to the multiple specified in the table below for such executive times (i) his annual base salary as of his date of termination or the date immediately prior to the “Change in Control,” whichever is greater, and (ii) his annual bonus amount, calculated as the average annual bonus paid to him for the prior three years. In addition, the executive (and his dependents, as applicable) will receive a continuation of their medical and dental benefits for the number of years indicated in the table below for such executive.

Named Executive Officer	Cash Severance Multiple	Years for Continuation of Medical and Dental Benefits
Mark T. Cunningham	1 times	1

For the purposes of the Change in Control Agreement, a “Change in Control” occurs if:

•

a person or group of persons (other than HFC or any of its wholly-owned subsidiaries or the Company, the Partnership, the General Partner or any of their subsidiaries) becomes the beneficial owner of more than 50% of the combined voting power of the then outstanding securities of HFC, the Company, the Partnership, or the General Partner or more than 50% of the outstanding common stock or membership interests, as applicable or HFC or the Company;

•	a majority of HFC’s Board of Directors is replaced during a 12-month period by directors who were not endorsed by a majority of the previous board members;

•

the consummation of a merger, consolidation or recapitalization of HFC, the Company, the Partnership or the General Partner resulting in the holders of voting securities of HFC, the Company, the Partnership, or the General Partner, as applicable, prior to the merger or consolidation owning less than 50% of the combined voting power of the voting securities of HFC, the Company, the Partnership, or the General Partner, as applicable, or a recapitalization of HFC, the Company, the Partnership, or the General Partner in which a person or group becomes the beneficial owner of securities of HFC, the Company, the Partnership, or the General Partner, as applicable, representing more than 50% of the combined voting power of the then outstanding securities of HFC, the Company, the Partnership, or the General Partner, as applicable;

•	the holders of voting securities of HFC or the Partnership or approve a plan of complete liquidation or dissolution of HFC or the Partnership, as applicable; or

•

the holders of voting securities of HFC or the Partnership approve the sale or disposition of all or substantially all of the assets of HFC or the Partnership, as applicable, other than to an entity holding at least 60% of the combined voting power of the voting securities immediately prior to such sale or disposition.

For purposes of the Change in Control Agreement, “Cause” is defined as:

•	the engagement in any act of willful gross negligence or willful misconduct on a matter that is not inconsequential; or

•	conviction of a felony.

For purposes of the Change in Control Agreement, “Good Reason” is defined as, without the express written consent of the executive:

•	a material reduction in the executive’s (or his supervisor’s) authority, duties or responsibilities;

•	a material reduction in the executive’s base compensation; or

•

the relocation of the executive to an office or location more than 50 miles from the location at which the executive normally performed the executive’s services, except for travel reasonably required in the performance of the executive’s responsibilities.

All payments and benefits due under the Change in Control Agreement will be conditioned on the execution and non-revocation by the executive of a release of claims for the benefit of HFC, the Company, the Partnership and the General Partner and their related entities and agents. The Change in Control Agreement also contains confidentiality provisions pursuant to which each executive agrees not to disclose or otherwise use the confidential information of HFC, the Company, the Partnership or the General Partner. Violation of the confidentiality provisions entitles HFC, the Company, the Partnership or the General Partner to complete relief, including injunctive relief. Further, in the event of a breach of the confidentiality covenants, the executive could be terminated for Cause (provided the breach constituted willful gross negligence or misconduct on the executive’s part that is not inconsequential). The agreements do not prohibit the waiver of a breach of these covenants.

If amounts payable to an executive under a Change in Control Agreement (together with any other amounts that are payable by HFC, the Company, the Partnership or the General Partner as a result of a change in ownership or control) (collectively, the “Payments”) exceed the amount allowed under section 280G of the Code for such executive (thereby subjecting the executive to an excise tax as described in further detail below) by 10% or more, the Partnership will pay the executive a tax gross up (a “Gross Up”) in an amount necessary to allow the executive to retain (after all regular income and Code Section 280G taxes) a net amount equal to the total present value of the Payments on the date they are to be paid (after all regular income taxes but without reduction for Code Section 280G taxes). Conversely, the Payments will be reduced to the level at which no excise tax applies if they exceed the Code Section 280G limit for the executive by less than 10% (a “Cut Back”).

In addition, under the terms of the long-term incentive equity awards described above in the section entitled “Compensation Discussion and Analysis—Long-Term Incentive Equity Compensation” and in the narrative following the “Grants of Plan Based Awards Table,” if, in the event of a “Change in Control”, either sixty (60) days prior to the “Change in Control” event or at any time following such event, (i) a Named Executive Officer’s employment is terminated, other than for “cause,” or (ii) he resigns within ninety (90) days following an “Adverse Change” (any such termination, a “Special Involuntary Termination”) then all restrictions on the award will lapse, the units will become vested and the vested units will be delivered to the Named Executive Officer as soon as practicable, though in no event following two and one-half months following the end of the year in which the Special Involuntary Termination occurs. All outstanding performance units will vest at 150% in the event of a Special Involuntary Termination.

Other than upon a Special Involuntary Termination, restricted units and performance units have slightly different accelerated vesting and forfeiture provisions upon certain terminations of employment. With regard to restricted units, if an executive dies, becomes totally and permanently disabled (as determined by the Committee in its sole discretion), or retires after attaining age 62 (or an earlier retirement age approved by the Committee), the executive will vest with respect to a pro rata number of units attributable to the period of service completed during the 36 month period (rounded up to include the month of termination) and will forfeit any unvested units. With regard to performance units, if an executive dies, becomes totally and permanently disabled (as determined by the Committee in its sole discretion), retires after attaining age 62 (or an earlier retirement age approved by the Committee), or separates from employment for any other reason other than a voluntary separation, Special Involuntary Separation or for “Cause,” then the executive will remain eligible to vest with respect to a pro rata number of units attributable to the period of service completed during the 36 month period (rounded up to include the month of termination) and will forfeit any unvested units. The Committee will determine the number of remaining performance units earned and the amount to be paid to the executive as soon as administratively possible after the end of the performance period based upon the performance actually attained for the entire performance period.

For purposes of the long-term equity incentive awards, a “Change in Control” occurs if:

•

a person or group of persons (other than HFC or any of its wholly-owned subsidiaries or the Company, the Partnership, the General Partner or any of their subsidiaries) becomes the beneficial owner of more than 40% of the combined voting power of the then outstanding securities of HFC, the Company, the Partnership, or the General Partner;

•	a majority of HFC’s Board of Directors is replaced during a 12-month period by directors who were not endorsed by two-thirds of the previous board members;

•

the consummation of a merger, consolidation or recapitalization of HFC, the Company, the Partnership or the General Partner resulting in the holders of voting securities of HFC, the Company, the Partnership, or the General Partner, as applicable, prior to the merger or consolidation owning less than 60% of the combined voting power of the voting securities of HFC, the Company, the Partnership, or the General Partner, as applicable, or a recapitalization of HFC, the Company, the Partnership, or the General Partner in which a person or group becomes the beneficial owner of securities of HFC, the Company, the Partnership, or the General Partner, as applicable, representing more than 40% of the combined voting power of the then outstanding securities of HFC, the Company, the Partnership, or the General Partner, as applicable

•

the holders of voting securities of HFC, the Company, the Partnership or the General Partner approve a plan of complete liquidation or dissolution of HFC, the Company, the Partnership, or the General Partner, as applicable; or

•

the holders of voting securities of HFC, the Company, the Partnership or the General Partner approve the sale or disposition of all or substantially all of the assets of HFC, the Company, the Partnership, or the General Partner, as applicable, other than to an entity holding at least 60% of the combined voting power of the voting securities immediately prior to such sale or disposition.

For purposes of the restricted unit awards, “Adverse Change” is defined as:

•	a change in the city in which the executive is required to work;

•	a substantial increase in travel requirements of employment;

•	a substantial reduction in the duties of the type previously performed by the executive; or

•	a significant reduction in compensation or benefits (other than bonuses and other discretionary items of compensation) that does not apply generally to executives.

For purposes of the performance unit awards, “Adverse Change” is defined as, without the consent of the executive:

•	a change in the executive’s principal office of employment of more than 25 miles from the executive’s work address at the time of a grant of the equity award;

•	a material increase (without adequate consideration) or material reduction in the duties to be performed by the executive; or

•	a material reduction in the executive’s base compensation (other than bonuses and other discretionary items of compensation or a general reduction applicable generally to executives).

For purposes of the long-term equity incentive awards, “Cause” is defined as:

•	an act of dishonesty constituting a felony or serious misdemeanor and resulting (or intended to result in) gain or personal enrichment to the executive at the expense of the Company;

•	gross or willful and wanton negligence in the performance of the executive’s material and substantial duties; or

•	conviction of a felony involving moral turpitude.

The following table reflects the estimated payments due pursuant to the Change in Control Agreements and the accelerated vesting of equity awards of each Named Executive Officer as of December 31, 2011, assuming, as applicable, that a Change in Control occurred (under both the Change in Control Agreements and the equity awards) and/or such executives were terminated effective December 31, 2011. For these purposes, our common unit price was assumed to be $53.78, which is the closing price per unit on December 30, 2011 (the last business day in 2011). The amounts below have been calculated using numerous assumptions that we believe are reasonable, such as the assumption that all reimbursable expenses were current as of December 31, 2011. Accrued vacation is not allowed to be carried over to a subsequent year, so we assumed all accrued vacation for the 2011 year was taken prior to

December 31, 2011. Employees accrue vacation in 2011 for use in 2012, so we included the value of the 2011 accrued but unused vacation. However, any actual payments that may be made pursuant to the agreements described above are dependent on various factors, which may or may not exist at the time a Change in Control actually occurs and the Named Executive Officer is actually terminated. Therefore, such amounts and disclosures should be considered “forward looking statements.” Because vesting of the performance units upon a termination due to death, disability, retirement, or other separation (other than a voluntary separation, a for “Cause” separation or a Special Involuntary Termination) remains contingent upon the attainment of performance goals at the end of the applicable performance periods, no amounts associated with accelerated vesting of performance units under those circumstances have been included in the table below.

	September 30,	September 30,	September 30,		September 30,	September 30,
Named Executive Officer(1)	Cash Payments (2)	Value of Welfare Benefits (3)	Accelerated Vesting of Equity Awards		280G Excise Tax Gross Up or Cut Back(4)	Total(5)

Matthew P. Clifton
Termination in connection with or following a Change in Control	—	—	$3,468,084	(6)	—	$3,468,084
Termination due to Death, Disability or Retirement	—	—	0	(8)	—	0

Bruce R. Shaw
Termination in connection with or following a Change in Control	—	—	223,133	(7)	—	223,133
Termination due to Death, Disability or Retirement	—	—	127,297	(8)	—	127,297

Mark T. Cunningham
Termination in connection with or following a Change in Control	$311,613	$21,708	342,417	(7)	—	675,738
Termination due to Death, Disability or Retirement	—	—	171,074	(8)	—	171,074

Denise C. McWatters
Termination in connection with or following a Change in Control	—	—	107,345	(7)	—	107,345
Termination due to Death, Disability or Retirement	—	—	61,363	(8)	—	61,363

(1)

Mr. Blair was omitted from this table since Mr. Blair’s employment with the Company ended at the effective time of the HFC Merger. Although the provisions of Mr. Blair’s Change in Control Agreement were not triggered as a result of the HFC Merger, the HFC Merger and the subsequent departure of Mr. Blair from his role as President of the Company to lead the Asphalt and Heavy Fuels Division of HFC triggered the change in control provisions of the LTIP. As a result, as has been described above, in connection with his departure, (1) the restricted units granted to Mr. Blair in 2009 and 2010 vested in full, (2) the performance units granted to Mr. Blair in 2009 and 2010 under the LTIP were paid out at a performance percentage of 100% (rather than 150% as the plan provides in the event of a special involuntary termination) and (3) Mr. Blair received a payment of $80,000 (approximately 50% of his target annual bonus). In addition, Mr. Blair agreed to forfeit the performance units and restricted units granted to him in 2011. The value of the accelerated vesting of Mr. Blair’s equity awards was $600,783 (calculated by multiplying 11,056 units by the closing sales price of a Partnership unit of $54.34 on July 1, 2011). Mr. Aron was omitted from this table since Mr. Aron does not hold any Partnership equity awards. The potential benefits payable to him under his Change in Control Agreement is disclosed in HFC’s 2012 proxy statement.

(2)

Represents cash payments equal to the sum of the executive’s (a) accrued vacation as of December 31, 2011 ( $16,246 for Mr. Cunningham), plus (b) base salary as of December 31, 2011 ($211,200 for Mr. Cunningham) times the multiplier applicable to the executive (one (1) for Mr. Cunningham), plus (c) average annual cash bonus paid for 2008, 2009 and 2010 ($84,167 for Mr. Cunningham) times the multiplier applicable to the executive (one (1) for Mr. Cunningham).

(3)

Represents the value of the continuation of medical and dental benefits for each executive (and, as applicable, his spouse and dependents) for the length of one year multiplied by the applicable multiplier identified above. The amount was determined based upon the applicable COBRA rates for the employee’s benefits. The value of the benefits was determined by using the current monthly premium amount for a similarly situated employee electing COBRA continuation coverage.

(4)

As applicable, reflects the amount of the Tax Code Section 280G Gross Up payment or the amount subject to the Section 280G Cut Back. To determine whether any Gross Up or Cut Back applies, the “base amount” for each Named Executive Officer was calculated using the five-year average of each officer’s compensation for the years 2006-2010. In the case of Ms. McWatters, the amount is calculated using her annualized compensation for 2007, since her employment with HFC commenced in October 2007. In the case of Mr. Shaw, the amount is calculated using his annualized compensation for 2007 because he left employment in May 2007 and returned in September 2007. Payments received in connection with a change in control in excess of a Named Executive Officer’s “base amount” are considered “excess parachute payments” as provided by Section 280G of the Tax Code, if the total of all “parachute payments” received by the Named Executive Officer is equal to or greater than three times his or her base amount. Excess parachute payments will be subject to the excise tax. In making the calculation, the following assumptions were used: (a) the change in control occurred on December 31, 2011, (b) the closing price of our common units was $53.78 per unit on December 30, 2011 (the last business day in 2011), (c) the excise tax rate under Section 4999 of the Tax Code is 20%, the federal income tax rate is 35%, the Medicare rate is 1.45%, the adjustment to reflect the phase-out of itemized deductions is 1.05%, and there are no state or local income taxes, (d) no amounts will be discounted as attributable to reasonable compensation, (e) all cash severance payments are contingent upon a change in control, and (f) the presumption required under applicable regulations that the equity awards granted in 2011 were contingent upon a change in control could be rebutted.

(5)	These payments reflect the application of any potential Gross Up or Cut Back. No Gross Up or Cut Back was applicable for any Named Executive Officer.

(6)

Mr. Clifton held 42,991 performance units on December 31, 2011. Because Mr. Clifton is eligible to receive 150% of the performance units under the terms of the long-term incentive plan in the event of a Special Involuntary Termination, the amount included in the table was reached by multiplying his 42,991 performance units by 1.5, and then again by $53.78, the closing price of our units on December 30, 2011(the last business day in 2011), to equal $3,468,084.

(7)

Based upon a payment of the Partnership restricted units as provided for under the terms of the long-term incentive equity agreements governing the awards of the units and based upon the closing price of the Partnership units on December 30, 2011 (the last business day in 2011) of $53.78. As of December 31, 2011, Mr. Shaw held 4,149 outstanding restricted units, Mr. Cunningham held 6,367 outstanding restricted units, and Ms. McWatters held 1,996 outstanding restricted units.

(8)

As described above, restricted units are subject to pro rata vesting upon death, disability or retirement after age 62 (or an earlier retirement age approved by the Committee). Amounts are calculated based on the closing price of the Partnership units on December 30, 2011 (the last business day in 2011) of $53.78 and reflect the vesting of the following number of restricted units: Mr. Shaw, 2,367; Mr. Cunningham, 3,181; and Ms. McWatters, 1,141. While Mr. Clifton will remain eligible to vest in 30,731 performance units upon his death, disability or retirement after age 62, none of those performance units will automatically vest upon the occurrence of such events.

Compensation Practices as They Relate to Risk Management

Although a significant portion of the compensation provided to the Named Executive Officers is performance-based, we believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short- and long-term operational and financial goals.

While annual cash-based incentive bonus awards play an appropriate role in the executive compensation program, the Committee believes that payment should be determined based on an evaluation of Partnership performance on a wide variety of measures, as compared to our past performance and the performance of our peers, which mitigates excessive risk-taking that could produce unsustainable gains in one area of performance at the expense of our overall long-term interests. In addition, we set performance goals that we believe are reasonable in light of our past performance and market conditions. For Named Executive Officers performing a majority of their services to the Partnership, an appropriate part of total compensation is fixed, while another portion is variable and linked to performance. A portion of the variable compensation we provide is comprised of long-term incentives. A portion of the long-term incentives we provide is in the form of restricted units subject to time-based vesting conditions, which retains value even in a depressed market, so executives are less likely to take unreasonable risks. With respect to our performance-based equity incentives, assuming achievement of at least a minimum level of performance, payouts result in some compensation at levels below full target achievement, in lieu of an “all or nothing” approach. Further, our unit ownership guidelines require certain of our executives to hold certain levels of units (in addition to unvested and unsettled equity-based awards), which aligns an appropriate portion of their personal wealth to our long-term performance and the interests of our unitholders.

Guidelines for Unit Ownership for Outside Directors

Pursuant to the unit ownership guidelines approved by our board of directors in 2009, each outside director is expected to maintain an ownership level of Common Units with a market value of $125,000. To the extent an outside director does not meet these guidelines, he will be expected to retain 25% of the units received upon settlement of restricted units awarded to him, until such time as the unit ownership requirement is met. Units owned from any source count toward meeting the guideline, but units relating to unvested restricted units do not count. As of December 31, 2011, each of our outside directors was in compliance with the unit ownership guidelines.

Guidelines for Unit Ownership for Executives

Pursuant to the unit ownership guidelines approved by our board of directors in 2009, each Named Executive Officer specified below is expected to retain twenty-five percent of the after-tax units received from restricted unit and performance unit awards made in 2006 and subsequent years until his ownership equals the following levels:

September 30,
Executive	Value of Units
Matthew P. Clifton	$500,000

Bruce R. Shaw	$250,000

To the extent each of the Named Executive Officers listed above does not meet these guidelines, he will be expected to retain 25% of the after-tax units received upon settlement of restricted unit and performance unit awards.

Units owned from any source count toward meeting the guideline, but units relating to unvested restricted units and/or performance units do not count. As of December 31, 2011, each of the Named Executive Officers listed above was in compliance with the unit ownership guidelines.

APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

We may ask our common unitholders to vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the adjournment to adopt the Restated LTIP, which we refer to as the Adjournment Proposal. We currently do not intend to propose adjournment at the special meeting if there are sufficient votes to adopt the Restated LTIP. If our common unitholders approve the Adjournment Proposal, we may adjourn the special meeting and use the additional time to solicit additional proxies, including proxies from our common unitholders who have previously voted against adoption of the Restated LTIP.

Vote Required

The approval of a majority of the votes cast of the outstanding common units represented either in person or by proxy at the special meeting is required to approve the Adjournment Proposal. Accordingly, abstentions will have no impact on the outcome of the Adjournment Proposal. A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” approval of the Adjournment Proposal. Common unitholders who hold their shares in “street name” and do not give instructions to their brokerage firm or other nominee will not be considered present at the special meeting, but the failure to provide instructions will have no effect on the outcome of the Adjournment Proposal.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

THE SPECIAL MEETING

Time and Place

The special meeting will be held on [•], 2012, beginning at 8:30 a.m., Dallas, Texas time, at 2727 N. Harwood, 5th Floor, Dallas, Texas 75201.

Purpose

At the special meeting, our common unitholders will act upon the following proposals:

•

a proposal to approve an amendment and restatement of the LTIP, which, among other things, provides for an increase in the maximum number of common units reserved and available for delivery with respect to awards under the LTIP to 1,250,000 common units (the “LTIP Proposal”); and

•

a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the LTIP Proposal (the “Adjournment Proposal”).

Record Date

Our general partner has fixed the close of business on [•], 2012 as the record date for the determination of holders of common units entitled to notice of, and to vote at, the special meeting or any postponements or adjournments thereof. A complete list of such common unitholders will be available for inspection in our offices at 2828 N. Harwood, Suite 1300, Dallas, Texas 75201, during normal business hours upon written demand by any holder of our common units.

Holders Entitled to Vote

All unitholders who owned our common units at the close of business on the record date, [•], are entitled to receive notice of the special meeting and to vote the common units that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting.

Each unitholder is entitled to one vote for each common unit owned on all matters to be considered. On [•], 2012, [•] common units were issued and outstanding.

Quorum

If more than 50% of our outstanding common units on the record date are present in person or by proxy at the special meeting, that will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your common units will be counted as present at the special meeting if you:

•	are present and vote in person at the meeting; or

•	have submitted a properly executed proxy.

Proxies received but marked as abstentions will be counted as common units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding common units in “street name” indicating that the broker does not have discretionary authority as to certain common units to vote on the proposals (a “broker non-vote”), such common units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote.

Vote Required

Under the New York Stock Exchange Listed Company Manual (“NYSE Manual”), the Restated LTIP requires the approval of a majority of the votes cast by our common unitholders, provided that the total votes cast on the LTIP Proposal represent more than 50% of all common units entitled to vote. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions in respect of the LTIP Proposal, which is referred to as the “NYSE Votes Cast,” must be greater than 50% of the total number of our outstanding common units. Once the NYSE Votes Cast requirement is satisfied, the number of votes cast “for” the LTIP Proposal must represent a majority of the NYSE Votes Cast in respect of the LTIP Proposal in order to be approved. Thus, broker non-votes can make it difficult to satisfy the NYSE Votes Cast requirement, and abstentions have the effect of a vote against the LTIP Proposal.

The proxy provides common unitholders the opportunity to vote on the LTIP Proposal. However, the Restated LTIP will not be effective unless approved by the common unitholders.

Approval of the Adjournment Proposal requires the approval of a majority of the votes cast of the outstanding common units represented either in person or by proxy at the special meeting.

A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

Revocation of Proxies

If you are a unitholder of record, you may change your vote at any time before the voting polls close at the special meeting by:

•	submitting a proxy with new voting instructions using the Internet or telephone voting system at any time prior to 11:59 p.m. Eastern Time on [•], 2012;

•	delivering a later-dated, executed proxy card to the Secretary of Holly Logistic Services, LLC (the “Company”), the general partner of our General Partner;

•	delivering a written notice of revocation of your proxy to the Secretary of the Company; or

•	attending the special meeting and voting in person. Please note that attendance at the special meeting will not by itself revoke a previously granted proxy.

If you are a beneficial owner of common units held in street name and you have instructed your broker or other nominee to vote your common units, you must follow the procedure your broker or nominee provides to change those instructions. You may also vote in person at the special meeting if you obtain a “legal” proxy from your broker or other nominee.

Solicitation

The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by employees of the Company, without additional remuneration, by mail, phone, fax or in person. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our common units as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your common units electronically, via the Internet or by telephone, or by signing and returning the enclosed proxy card will help to avoid additional expense.

Adjournment

We may adjourn the special meeting to another date and/or place for any proper purpose, including, without limitation, for the purpose of soliciting additional proxies if there are not sufficient votes in favor of the LTIP Proposal. In addition, our partnership agreement provides that, in the absence of a quorum, the special meeting may be adjourned from time to time by the affirmative vote of a majority of the outstanding common units represented either in person or by proxy.

No Common Unitholder Proposals

Your common units do not entitle you to make proposals at the special meeting. Under our partnership agreement, only our general partner can make a proposal at this meeting. Our partnership agreement establishes a procedure for calling meetings whereby limited partners owning 20% or more of the outstanding common units of the class for which a meeting is proposed may call a meeting. In any case, limited partners are not allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of the business and affairs of the partnership. Doing so would jeopardize the limited partners’ limited liability under the Delaware Revised Uniform Limited Partnership Act (“Delaware Act”) or the law of any other state in which we are qualified to do business.

Dissenters’ Rights

We were formed as a limited partnership under the laws of the State of Delaware, including the Delaware Act. Under those laws, dissenters’ rights are not available to our common unitholders with respect to the LTIP Proposal.

HOUSEHOLDING MATTERS

Common unitholders who share a single address will receive only one proxy statement at that address unless we have received instructions to the contrary from any common unitholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a common unitholder of record residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact our Investor Relations Department at (214) 871-3555 or write to Investor Relations, Holly Energy Partners, L.P., 2828 N. Harwood, Suite 1300, Dallas, Texas 75201. We will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a common unitholder of record receiving multiple copies of our proxy statement, you can request householding by contacting us in the same manner. If you own your common units through a bank, broker or other common unitholder of record, you can request additional copies of this proxy statement or request householding by contacting the common unitholder of record.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and special reports and other information with the SEC. You may read and copy any of these documents at the SEC’s public reference room at 100 F Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings also are available to the public at the SEC’s website at www.sec.gov. Our common units are listed on the New York Stock Exchange under the ticker symbol “HEP”. Reports and other information concerning us may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may also request a copy of our filings by contacting our Investor Relations Department at (214) 871-3555 or write to Investor Relations, Holly Energy Partners, L.P., 2828 N. Harwood, Suite 1300, Dallas, Texas 75201. Our filings are also available on our website at http://www.hollyenergy.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE

SPECIAL MEETING TO BE HELD ON [•], 2012

The Notice of Special Meeting of Common Unitholders and the Proxy Statement for the Special Meeting of Common Unitholders are available at http://www.proxyvote.com.

EXHIBIT A

HOLLY ENERGY PARTNERS, L.P.

LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective February 10, 2012)

SECTION 1. Purpose of the Plan.

The Holly Energy Partners, L.P. Long-Term Incentive Plan (the “Plan”) has been adopted to promote the interests of Holly Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), by providing to employees, consultants, and directors of Holly Logistic Services, L.L.C., a Delaware limited liability company (the “Company”), and its Affiliates who perform services for or on behalf of the Partnership and its subsidiaries incentive compensation awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership and its subsidiaries. The Plan is hereby amended and restated as of February 10, 2012 to incorporate prior amendments to the Plan and to make certain other changes.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means an Option, Restricted Unit, Phantom Unit, Unit Appreciation Right, Unit Award, Substitute Award or Performance Unit granted under the Plan, and shall include any tandem DERs granted with respect to a Phantom Unit.

“Award Agreement” means the written agreement by which an Award shall be evidenced.

“Board” means the Board of Directors of the Company.

“Change of Control” means, and shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of HollyFrontier, the Partnership, the General Partner, or the Company to any Person and/or its Affiliates, other than to HollyFrontier, the Partnership, the General Partner, the Company and/or any of their Affiliates; or (ii) any “person” or “group”, within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than HollyFrontier, the Partnership, the General Partner, the Company and/or any of their respective Affiliates shall become the beneficial owner, by way of consolidation, reorganization, merger or otherwise, of more than 50% of the combined voting power of the outstanding equity interests in HollyFrontier, the Partnership, the General Partner, or the Company.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as may be appointed by the Board to administer the Plan.

“Consultant” means an individual who performs services for the Partnership, the Company or any of their Affiliates and is not an Employee or a Director.

“DER” means a contingent right, granted in tandem with a specific Phantom Unit, to receive an amount in cash equal to, and at the same time as, the cash distributions made by the Partnership with respect to a Unit during the period such Phantom Unit is outstanding.

“Director” means a member of the Board who is not an Employee.

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“Employee” means any employee of the Company or an Affiliate who performs services for the Partnership.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means one of the following as determined at the time of authorization of an Award by the Committee in its sole discretion: (i) the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee) or (ii) if selected by the Committee in its sole discretion for a particular Award or Awards, the average of the closing sales prices of a Unit as reported in The Wall Street Journal (or other reporting service approved by the Committee) for a period of 30 consecutive trading days ending on the date of determination or on a date not more than five trading days prior to the date of determination as specified by the Committee at the time of authorization of an Award. Notwithstanding the foregoing, in the event Units are not publicly traded on a national securities exchange or other market at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

“General Partner” means HEP Logistics Holding, L.P., a Delaware limited partnership.

“HollyFrontier” means HollyFrontier Corporation, a Delaware corporation.

“Option” means an option to purchase Units granted under the Plan.

“Participant” means any Employee, Consultant or Director granted an Award under the Plan.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., as it may be amended or amended and restated from time to time.

“Performance Unit” means a Phantom Unit or a Restricted Unit granted to a Participant pursuant to Section 6(f) that is based upon performance criteria specified by the Committee.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Phantom Unit” means a phantom (notional) Unit granted under the Plan which upon vesting entitles the Participant to receive a Unit.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Substitute Award” means an Award granted pursuant to Section 6(e) of the Plan.

“UDR” means a distribution made by the Partnership with respect to a Restricted Unit.

“Unit” means a Common Unit of the Partnership.

“Unit Appreciation Right” means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of Unit on the exercise date over the exercise price established for such Unit Appreciation Right. Such excess shall be paid in Units.

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“Unit Award” means a grant of a Unit that is not subject to a Restricted Period.

SECTION 3. Administration.

(a) General. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the “Committee”, other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or who is a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, which terms may include any provision regarding the acceleration of vesting or waiver of forfeiture restrictions or any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.

(b) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to such member by any officer or Employee of the General Partner, the Partnership or any of their Affiliates, the General Partner’s or the Partnership’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or Employee of the Company, the Partnership or any of their Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the General Partner with respect to any such action or determination.

(c) Prohibition on Repricing of Awards. Subject to the provisions of Section 4(c) hereof, the terms of outstanding Award Agreements may not be amended without the approval of the Partnership’s unitholders so as to (i) reduce the per Unit exercise price of any outstanding Options or Unit Appreciation Rights, (ii) cancel any outstanding Options or Unit Appreciation Rights in exchange for cash or other Awards when the Option or Unit Appreciation Right price per Unit exceeds the Fair Market Value of the underlying Units or (iii) otherwise reprice any Option or Unit Appreciation Right. Subject to Section 4(c), Section 6(f)(vi), Section 7(c) and Section 8(m), the Committee shall have the authority, without the approval of the unitholders of the Partnership, to amend any outstanding Award to increase the per Unit exercise price of any outstanding Options or Unit Appreciation Rights or to cancel and replace any outstanding Options or Unit Appreciation Rights with the grant of Options or Unit Appreciation Rights having a per Unit exercise price that is greater than or equal to the per Unit exercise price of the original Options or Unit Appreciation Rights.

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SECTION 4. Units.

(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered with respect to Awards granted under the Plan is 1,250,000. No Award (other than any tandem DERs granted with respect to a Phantom Unit) may be paid or settled in cash. If any Award terminates or is canceled prior to and without the delivery of Units or if an Award is forfeited (including the forfeiture of Restricted Units), then the Units covered by such Award, to the extent of such termination, cancellation, or forfeiture, shall again be Units with respect to which Awards may be granted.

(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its sole discretion.

(c) Adjustments. In the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, (iii) the grant or exercise price with respect to any Award, (iv) any other terms, conditions or limitations applicable to Awards (including, without limitation, any applicable performance targets or criteria with respect thereto) and/or (v) subject to Section 6(f)(vi), make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.

SECTION 5. Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan. Notwithstanding the foregoing, Employees, Consultants and Directors that provide services to an Affiliate of the Partnership that is not considered a single employer with the Partnership under Section 414(b) of the Code or Section 414(c) of the Code shall not be eligible to receive Awards that are subject to Section 409A of the Code until such Affiliate adopts the Plan as a participating employer in accordance with Section 8(k). Further, if the Units issuable pursuant to an Award are intended to be registered with the SEC under the Securities Act on a Form S-8 Registration Statement (“Form S-8”), then only Employees, Consultants, and Directors of the Partnership or a parent or subsidiary of the Partnership (within the meaning of General Instruction A.1(a) to Form S-8) will be eligible to receive such an Award to the extent necessary pursuant to Form S-8 to ensure the effective registration of the Units awarded pursuant to such an Award.

SECTION 6. Awards.

(a) Options. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Units to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The exercise price per Unit under an Option shall be determined by the Committee at the time the Option is granted and, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant.

(ii) Time and Method of Exercise. The Committee shall determine the Restricted Period and the exercise terms with respect to an Option, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Units from an Award, a “broker-assisted cashless” exercise through procedures approved by the Company, or any combination of the above methods.

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(iii) Forfeiture. Except as otherwise provided in the terms of an Award Agreement, upon termination of a Participant’s employment or consulting services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant unless otherwise provided in a written employment agreement between the Participant and the Company or its affiliates. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options; provided, however, that any such waiver shall be effective only to the extent that such waiver will not cause any Option intended to satisfy the requirements of Section 409A of the Code to fail to satisfy such requirements.

(b) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units and/or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the duration of the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals in the case of Performance Units, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to Phantom Units (which may include Phantom Units granted as Performance Units) and whether UDRs are granted with respect to Restricted Units (which may include Restricted Units granted as Performance Units).

(i) DERs. To the extent provided by the Committee, in its discretion, a grant of Phantom Units (including Phantom Units granted as Performance Units) may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant at the time of distribution of a Unit, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), be reinvested in additional Awards and be subject to the same or different vesting restrictions as the tandem Phantom Unit Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in an Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or compliant with Section 409A of the Code.

(ii) UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units (including Restricted Units granted as Performance Units) may provide that the distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions shall be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in an Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or compliant with Section 409A of the Code.

(iii) Forfeitures. Except as otherwise provided in the terms of an Award Agreement, upon termination of a Participant’s employment or consulting with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding unvested Restricted Units and Phantom Units (including all unvested Restricted Units and Phantom Units granted as Performance Units) awarded the Participant shall be automatically forfeited on such termination unless otherwise provided in a written employment agreement between the Participant and the Company or its Affiliates. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units; provided, however, that any such waiver shall be effective only to the extent that such waiver will not cause any Award intended to satisfy the requirements of Section 409A of the Code to fail to satisfy such requirements.

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(iv) Lapse of Restrictions.

(A) Phantom Units. Upon or as soon as reasonably practical following the vesting of each Phantom Unit (including each Phantom Unit granted as a Performance Unit), but not later than 30 days following such vesting unless an Award Agreement specifically provides for a later date, subject to satisfying the tax withholding obligations set forth in Section 8(b), the Participant shall be entitled to receive one Unit from the Company.

(B) Restricted Units. Upon or as soon as reasonably practical following the vesting of each Restricted Unit (including each Restricted Unit granted as a Performance Unit), subject to satisfying the tax withholding obligations set forth in Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted Unit.

(c) Unit Appreciation Rights. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Right, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The exercise price per Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted and, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant.

(ii) Time of Exercise. The Committee shall determine the Restricted Period and the exercise terms with respect to a Unit Appreciation Right, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals or other events.

(iii) Forfeitures. Except as otherwise provided in the terms of an Award Agreement, upon termination of a Participant’s employment with or services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding unvested Unit Appreciation Rights awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights; provided, however, that any such waiver shall be effective only to the extent that such waiver will not cause any Unit Appreciation Rights intended to satisfy the requirements of Section 409A of the Code to fail to satisfy such requirements.

(d) Unit Awards. Unit Awards may be granted under the Plan (i) to such Employees, Consultants and/or Directors and in such amounts as the Committee, in its discretion, may select and (ii) subject to such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.

(e) Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Partnership or one of its Affiliates of another entity or the assets of another entity. Such Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices that are less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules (as defined below).

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(f) Performance Units. The vesting of a Phantom Unit or Restricted Unit, the right of a Participant to receive payment or settlement of any Phantom Unit or Restricted Unit and/or the timing thereof may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Phantom Unit or Restricted Unit subject to performance conditions.

(g) General.

(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Limits on Transfer of Awards.

(A) Except as provided in paragraph (C) below or as provided in an Award Agreement, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance, other than by will or the laws of descent and distribution, shall be void and unenforceable against the Company, the Partnership or any Affiliate.

(C) To the extent specifically provided or approved by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish or by will or the laws of descent and distribution.

(iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv) Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof may be evidenced in any manner deemed appropriate by the Committee, in its sole discretion, including, without limitation, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and/or other requirements of the SEC, any securities exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions.

(v) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.

(vi) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Company shall not be required to deliver Units pursuant to the exercise or vesting of an Award if such delivery would, in the good faith determination of the Committee, with the advice of counsel, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or

7

the rules or regulations of any applicable law or securities exchange, except that the Committee has discretion to vest the Award to bring it into compliance. In addition, notwithstanding anything to the contrary herein or in any applicable Award agreement, no Award that constitutes a “deferral of compensation” (within the meaning of section 409A of the Code and the regulations and other authoritative guidance promulgated thereunder (collectively, the “Nonqualified Deferred Compensation Rules”)), and that is not exempt from Section 409A of the Code pursuant to an applicable exemption (any such Award, a “409A Award”) shall be exercisable, be settled or otherwise trigger a payment or distribution upon the occurrence of any event that does not qualify as a permissible time of distribution in respect of such 409A Award under the Nonqualified Deferred Compensation Rules; except that, to the extent permitted under the Nonqualified Deferred Compensation Rules, the time of exercise, payment or settlement of a 409A Award shall be accelerated, or payment shall be made under the Plan in respect of such Award, as determined by the Committee in its discretion, to the extent necessary to pay income, withholding, employment or other taxes imposed on such 409A Award. In the event any 409A Award is designed to be paid or distributed upon a Participant’s termination of employment, such payment or distribution shall not occur in the event the Participant holding such 409A Award continues to provide or, in the 12 month period following such termination of employment, is expected to provide, sufficient services to the Company that, under the Company’s applicable policies regarding what constitutes a “separation from service” for purposes of Section 409A of the Code, such Participant does not incur a separation from service for purposes of Section 409A of the Code on the date of termination of the employment relationship. To the extent any 409A Award does not become exercisable or is not settled or otherwise payable upon a Participant’s termination of employment or upon the occurrence of some other event provided in the Plan or an Award agreement as a result of the limitations described in the preceding provisions hereof, such Award shall become exercisable or be settled or payable upon the occurrence of an event that qualifies as a permissible time of distribution in respect of such 409A Award under the Nonqualified Deferred Compensation Rules. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, other Awards, withholding of Units, cashless broker exercises with simultaneous sale, or any combination thereof; provided, however, that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Units or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award agreement.

(vii) Change in Control. Unless specifically provided otherwise in an Award Agreement, upon a Change of Control all outstanding Awards shall automatically vest and be payable or become exercisable in full, as the case may be. In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level. Notwithstanding the foregoing or any provision contained in the applicable Award Agreement, no 409A Award shall be payable or exerciseable as described above unless the Change in Control also constitutes a “change in the ownership or effective control” or “in the ownership of a substantial portion of the assets” within the meaning of the Nonqualified Deferred Compensation Rules.

SECTION 7. Amendment and Termination.

Except to the extent prohibited by applicable law:

(a) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.

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(b) Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to Participant without the consent of such Participant.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Except as otherwise provided in Section 7(g)(vii), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:

(i) provide for either (A) the termination of any Award in exchange for a payment in an amount, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights under such Award (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(ii) provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(iii) make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both;

(iv) provide that such Award shall vest or become exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) provide that the Award cannot be exercised or become payable after such event, i.e., shall terminate upon such event.

Notwithstanding the foregoing, (i) with respect to an above event that is an “equity restructuring” event that would be subject to a compensation expense pursuant to Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or any successor accounting standard, the provisions in Section 4(c) shall control to the extent they are in conflict with the discretionary provisions of this Section 7; provided, however, that nothing in Section 7(c) or Section 4(c) shall be construed as providing any Participant or any beneficiary any rights with respect to the “time value”, “economic opportunity” or “intrinsic value” of an Award or limiting in any manner the Committee’s actions that may be taken with respect to an Award as set forth above or in Section 4(c); and (ii) no action shall be taken under this Section 7 which shall cause an Award to fail to comply with the Nonqualified Deferred Compensation Rules, to the extent applicable to such Award.

SECTION 8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

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(b) Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate is authorized to deduct or withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes. Notwithstanding the foregoing, with respect to any Participant who is subject to Rule 16b-3, such tax withholding automatically shall be effected by the Company either by (i) withholding Units otherwise deliverable to the Participant on the vesting or payment of such Award or (ii) requiring the Participant to pay an amount equal to the applicable taxes payable in cash.

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any of its Affiliates, to continue as a Consultant, or to remain on the Board, as applicable. Further, the Company and its Affiliates may at any time dismiss a Participant from employment or terminate a consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award agreement or other written agreement.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

(e) Severability. If any provision of the Plan or any Award is or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Participants who are subject to Section 16(b) of the Exchange Act), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3).

(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

(h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

10

(j) Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company and its Affiliates shall be relieved of any further liability for payment of such amounts.

(k) Participation by Affiliates. With the consent of the Committee, any Affiliate that is not considered a single employer with the Partnership under Section 414(b) of the Code or Section 414(c) of the Code may adopt the Plan for the benefit of its Employees, Consultants or Directors by written instrument delivered to the Committee before the grant to such Affiliate’s Employees, Consultants or Directors under the Plan of any Award that is subject to Section 409A of the Code. In making Awards to Consultants and Employees employed by an entity other than by the Company, the Committee shall be acting on behalf of the Affiliate, and to the extent the Partnership has an obligation to reimburse the Company for compensation paid to Consultants and Employees for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Affiliate, and, if made to the Company, shall be received by the Company as agent for the Affiliate.

(l) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(m) Compliance with Section 409A of the Code. The Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Payment under the Plan shall be made in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. The applicable provisions of Section 409A of the Code are hereby incorporated by reference and shall control over any contrary provisions herein that conflict therewith.

(n) Clawback. Notwithstanding any provisions in the Plan to the contrary, to the extent required by (i) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards and/or (ii) any policy that may be adopted by the Board, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to clawback to the extent necessary to comply with such law(s) and/or policy, which clawback may include forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards.

SECTION 9. Term of the Plan.

The Plan, as amended and restated hereby, shall be effective as of the date on which it is adopted by the Board, subject to approval by the unitholders of the Partnership as provided below, and shall continue until the earlier of (i) the date terminated by the Board or (ii) the date Units are no longer available for the payment of Awards under the Plan. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date. Notwithstanding the foregoing, this amendment and restatement of the Plan is expressly conditioned upon the approval by the holders of a majority of all Units present, or represented, and entitled to vote at a meeting of the Partnership’s unitholders. If the unitholders of the Partnership should fail to so approve the Plan, this amendment and restatement of the Plan shall not be of any force or effect.

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HOLLY ENERGY PARTNERS

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000126610_1 R1.0.0.11699

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 P.M. Eastern Time the day before the cut-off date ormeeting date. Have your proxy card in hand when you access the web site andfollow the instructions to obtain your records and to create an electronic votinginstruction form. HOLLY ENERGY PARTNERS, L.P. 2828 N. HARWOOD ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS SUITE 1300 If you would like to reduce the costs incurred by our company in mailing proxy DALLAS, TX 75201-1507materials, you can consent to receiving all future proxy statements, proxy cardsand annual reports electronically via e-mail or the Internet. To sign up forelectronic delivery, please follow the instructions above to vote using the Internet Address Line and, when prompted, indicate that you agree to receive or access proxy materials Investor Address Line 2 electronically in future years. Investor Address Line 3 1 1 OF Investor Address Line VOTE BY PHONE - 1-800-690-6903 Investor Address Line Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample P.M. Eastern Time the day before the cut-off date or meeting date. Have your 1234 ANYWHERE STREET 2 proxy card in hand when you call and then follow the instructions. ANY CITY, ON A1A 1A1 VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to VoteProcessing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CONTROL # 000000000000 NAME THE COMPANY NAME INC. -COMMON SHARES 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 PAGE TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

HOLLY ENERGY PARTNERS, L.P.
Special Meeting of Unitholders
__________, 2012 8:30 AM
This proxy is solicited by the Board of Directors

The unitholder(s) hereby appoint Matthew P. Clifton, Bruce R. Shaw and Denise C. McWatters, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common units of HOLLY ENERGY PARTNERS, L.P. that the unitholder(s) is/are entitled to vote at the Special Meeting of unitholder(s) to be held at 8:30 AM, CST on __________, 2012, at 2727 N. Harwood, 5th Floor, Dallas, Texas, 75201, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000126610_2 R1.0.0.11699

KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 02 The Board of Directors recommends you 0000000000 vote FOR proposals 1. and 2. For Against Abstain 1. Approve an amendment and restatement of the Holly Energy Partners, L.P. Long-Term Incentive Plan (as it has been amended from time to time, the LTIP), which, among other things, provides for an increase in the maximum number of common units reserved and available for delivery with respect to awards under the LTIP to 1,250,000 common units (the “LTIP Proposal”). 2. Approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the LTIP Proposal. 11699 For address change/comments, mark here. (see reverse for instructions) Yes No Investor Address Line 1 Investor Address Line 2 Please indicate if you plan to attend this meeting Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 Please sign exactly as your name(s) appear(s) hereon. When signing as John Sample attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must 1234 ANYWHERE STREET sign. If a corporation or partnership, please sign in full corporate or ANY CITY, ON A1A 1A1 partnership name, by authorized officer. 0000126610 SHARES CUSIP # JOB # SEQUENCE # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date